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                                                                      EXHIBIT 99

                             TEXAS GAS THRIFT PLAN

                                (9TH AMENDMENT)

                            (AS OF JANUARY 1, 1995)
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                                     INDEX

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
                                                 SECTION I:  INTRODUCTION

    1.1        Purpose Of The Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                           I-1
    1.2        Exclusive Benefit Of Participants  . . . . . . . . . . . . . . . . . . . . .                           I-1
    1.3        Rights Under The Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . .                           I-1
    1.4        Plan A Voluntary Undertaking By Employer . . . . . . . . . . . . . . . . . .                           I-1
    1.5        Effect Of Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                           I-2


                                    SECTION II:  DEFINITION AND CONSTRUCTION OF TERMS

    2.1        Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          II-1
    2.2        Construction Of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . .                          II-5


                                            SECTION III:  PLAN ADMINISTRATION

    3.1        Thrift Plan Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . .                         III-1
    3.2        Chairman, Secretary and Subcommittees  . . . . . . . . . . . . . . . . . . .                         III-1
    3.3        Meetings and Majority Vote . . . . . . . . . . . . . . . . . . . . . . . . .                         III-2
    3.4        No Bond Required Or Compensation To Be Paid  . . . . . . . . . . . . . . . .                         III-2
    3.5        General Powers And Duties  . . . . . . . . . . . . . . . . . . . . . . . . .                         III-2
    3.6        Appointment And Allocation . . . . . . . . . . . . . . . . . . . . . . . . .                         III-3
    3.7        Determinations By Committee  . . . . . . . . . . . . . . . . . . . . . . . .                         III-3
    3.8        Maintenance Of Accounts And Reports  . . . . . . . . . . . . . . . . . . . .                         III-4
    3.9        Information To Be Furnished  . . . . . . . . . . . . . . . . . . . . . . . .                         III-4
    3.10       Reliance On Data And Opinions  . . . . . . . . . . . . . . . . . . . . . . .                         III-5
    3.11       Action Non-Discriminatory  . . . . . . . . . . . . . . . . . . . . . . . . .                         III-5
    3.12       Liability Of And Indemnity To Members  . . . . . . . . . . . . . . . . . . .                         III-5
    3.13       Investment Manager . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         III-6


                                        SECTION IV:  ELIGIBILITY AND PARTICIPATION

    4.1        Present Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          IV-1
    4.2        New Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          IV-1
    4.3        Application For Participation  . . . . . . . . . . . . . . . . . . . . . . .                          IV-1
    4.4        Late Commencement Of Participation . . . . . . . . . . . . . . . . . . . . .                          IV-1
    4.5        Change In Employment Status  . . . . . . . . . . . . . . . . . . . . . . . .                          IV-1
    4.6        Reemployment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          IV-2





                                      (i)
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
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                                          SECTION V:  PARTICIPANT CONTRIBUTIONS

    5.1        Participant Contributions  . . . . . . . . . . . . . . . . . . . . . . . . .                           V-1
    5.2        Change In Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . .                           V-1
    5.3        Involuntary Suspension Of Participant
                 Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                           V-2
    5.4        Rights During Suspension . . . . . . . . . . . . . . . . . . . . . . . . . .                           V-2
    5.5        Correction Of Errors in Contributions  . . . . . . . . . . . . . . . . . . .                           V-2
    5.6        Rollover Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . .                           V-3
    5.7        Affiliate Plan Transfers . . . . . . . . . . . . . . . . . . . . . . . . . .                           V-3


                                      SECTION VI:  EMPLOYER MATCHING CONTRIBUTIONS,
                                             PLAN EXPENSES AND ESOP DIVIDENDS

    6.1        Amount Of Matching Contributions . . . . . . . . . . . . . . . . . . . . . .                          VI-1
    6.2        Payment Of Employer Contributions  . . . . . . . . . . . . . . . . . . . . .                          VI-2
    6.3        Correction Of Errors In Contributions  . . . . . . . . . . . . . . . . . . .                          VI-2
    6.4        Contributions By Affiliated Employer . . . . . . . . . . . . . . . . . . . .                          VI-2
    6.5        Expenses Of Plan And Trust . . . . . . . . . . . . . . . . . . . . . . . . .                          VI-3
    6.6        ESOP Share Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          VI-3


                                     SECTION VII:  MANAGEMENT OF PARTICIPANT ACCOUNTS

    7.1        Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         VII-1
    7.2        Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         VII-1
    7.3        Trust Assets For Exclusive Benefit
                 Of Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         VII-1


                                           SECTION VIII:  INVESTMENT PROVISIONS

    8.1        Initial Investment Of Accounts . . . . . . . . . . . . . . . . . . . . . . .                        VIII-1
    8.2        Change In Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . .                        VIII-1
    8.3        ESOP Diversification Election  . . . . . . . . . . . . . . . . . . . . . . .                        VIII-2
    8.4        Voting Of Company Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .                        VIII-3
    8.5        Tender And Exchange Offers . . . . . . . . . . . . . . . . . . . . . . . . .                        VIII-3
    8.6        Put Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        VIII-6
    8.7        Independent Appraiser  . . . . . . . . . . . . . . . . . . . . . . . . . . .                        VIII-8


                                              SECTION IX:  TYPES OF ACCOUNTS

    9.1        After-Tax Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          IX-1
    9.2        401(k) Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          IX-1
    9.3        Rollover Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          IX-1
    9.4        Company Match-Cash Accounts  . . . . . . . . . . . . . . . . . . . . . . . .                          IX-1
    9.5        Company Match-Stock Accounts . . . . . . . . . . . . . . . . . . . . . . . .                          IX-1
    9.6        Old Company Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          IX-2
    9.7        Account Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          IX-2
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                                       SECTION X:  ALLOCATIONS AND ACCOUNT BALANCES

    10.1       Allocation Of Participant Contributions  . . . . . . . . . . . . . . . . . .                           X-1
    10.2       Allocation Of Matching Contributions . . . . . . . . . . . . . . . . . . . .                           X-1
    10.3       Calculation Of Account Balances  . . . . . . . . . . . . . . . . . . . . . .                           X-1


                                             SECTION XI:  LIMITS ON BENEFITS

    11.1       Applicability Of Restrictions  . . . . . . . . . . . . . . . . . . . . . . .                          XI-1
    11.2       Special Definitions Applicable To
                 Section XI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          XI-1
    11.3       Defined Contribution Limit . . . . . . . . . . . . . . . . . . . . . . . . .                          XI-1
    11.4       Limitation For Two Types of Plans  . . . . . . . . . . . . . . . . . . . . .                          XI-3
    11.5       Special Rules For Plans Subject To Overall
                 Limitations Under Code Section 415(e)  . . . . . . . . . . . . . . . . . .                          XI-4
    11.6       Reallocation Of Excess Contributions . . . . . . . . . . . . . . . . . . . .                          XI-4


                                            SECTION XII:  VESTING OF ACCOUNTS

    12.1       All Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         XII-1


                                        SECTION XIII:  DISTRIBUTIONS, WITHDRAWALS,
                                                  FORFEITURES AND LOANS

    13.1       Termination Of Service . . . . . . . . . . . . . . . . . . . . . . . . . . .                        XIII-1
    13.2       401(k) Account - Age 59 1/2 Withdrawals  . . . . . . . . . . . . . . . . . .                        XIII-2
    13.3       After-Tax Account, Old Company Account and
                 Rollover Account Withdrawals . . . . . . . . . . . . . . . . . . . . . . .                        XIII-2
    13.4       Hardship Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        XIII-2
    13.5       Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        XIII-5
    13.6       Investment Fund Withdrawal Order . . . . . . . . . . . . . . . . . . . . . .                        XIII-8
    13.7       Direct Rollover Distributions  . . . . . . . . . . . . . . . . . . . . . . .                        XIII-8
    13.8       30-Day Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        XIII-9


                                 SECTION XIV:  PROVISIONS CONCERNING PAYMENT OF BENEFITS

    14.1       Medium Of Withdrawals/Distributions  . . . . . . . . . . . . . . . . . . . .                         XIV-1
    14.2       Time Of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         XIV-1
    14.3       Designation Of Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . .                         XIV-2


                                         SECTION XV:  SPECIAL PAYMENT PROVISIONS

    15.1       Payments To Minors And Incompetents  . . . . . . . . . . . . . . . . . . . .                          XV-1
    15.2       Non-Assignability Of Rights  . . . . . . . . . . . . . . . . . . . . . . . .                          XV-1
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                                     (iii)
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                                            SECTION XVI:  ASSOCIATED COMPANIES

    16.1       Adoption Of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         XVI-1
    16.2       Withdrawal From Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         XVI-1
    16.3       Termination Of Employer Participation
                 By Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         XVI-2


                                         SECTION XVII:  AMENDMENT AND TERMINATION

    17.1       Right To Amend Or Terminate  . . . . . . . . . . . . . . . . . . . . . . . .                        XVII-1
    17.2       Restrictions On Amendment  . . . . . . . . . . . . . . . . . . . . . . . . .                        XVII-2
    17.3       Effect Of Dissolution Or Merger  . . . . . . . . . . . . . . . . . . . . . .                        XVII-2
    17.4       Effect Of Merger, Consolidation Or
                 Transfer Of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        XVII-3
    17.5       Expiration Of Trust Term . . . . . . . . . . . . . . . . . . . . . . . . . .                        XVII-3
    17.6       Distribution Upon Termination of Plan  . . . . . . . . . . . . . . . . . . .                        XVII-3
    17.7       Consent For Alternate Forms Of Benefit . . . . . . . . . . . . . . . . . . .                        XVII-3


                                             SECTION XVIII:  TOP-HEAVY RULES

    18.1       Top-Heavy Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       XVIII-1
    18.2       Determination Of Whether The Plan
                 Is Top-Heavy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       XVIII-1
    18.3       If The Plan Is Top-Heavy . . . . . . . . . . . . . . . . . . . . . . . . . .                       XVIII-2
    18.4       Super Top-Heavy Provisions . . . . . . . . . . . . . . . . . . . . . . . . .                       XVIII-3


                                          SECTION XIX:  ANTIDISCRIMINATION TESTS

    19.1       Special Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         XIX-1
    19.2       401(k) Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         XIX-4
    19.3       Actual Deferral Percentage . . . . . . . . . . . . . . . . . . . . . . . . .                         XIX-6
    19.4       Actual Deferral Percentage Test  . . . . . . . . . . . . . . . . . . . . . .                         XIX-6
    19.5       Adjustments As A Result Of Actual
                 Deferral Percentage Test . . . . . . . . . . . . . . . . . . . . . . . . .                         XIX-8
    19.6       Maximum Average Contribution Percentage  . . . . . . . . . . . . . . . . . .                         XIX-8
    19.7       Adjustments For Excessive Contribution
                 Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         XIX-9


                                             SECTION XX:  GENERAL PROVISIONS

    20.1       Employer's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          XX-1
    20.2       Notice of Address  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          XX-1
    20.3       Copies Of Plan Available . . . . . . . . . . . . . . . . . . . . . . . . . .                          XX-1
    20.4       Titles And Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          XX-1
    20.5       Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          XX-1
    20.6       Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          XX-2
    20.7       Unclaimed Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          XX-2





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                             TEXAS GAS THRIFT PLAN


                   The Texas Gas Thrift Plan (the "Plan") was established effective as of August 1, 1962, and has been amended and restated various times since its establishment. The Plan is hereby amended and restated effective January 1, 1995, to provide for an ESOP feature and a 401(k) feature in the same plan. The terms, provisions and conditions of the Plan, as hereby amended and restated, are as follows:

                                   SECTION I

                                  INTRODUCTION

         1.1 Purpose of the Plan. It is the purpose of this Plan to promote and encourage employees to provide additional security and income for their future through a systematic savings program.

         1.2 Exclusive Benefit of Participants. This Plan has been adopted for the exclusive benefit of the Participants and their Beneficiaries. So far as possible, this Plan shall be interpreted in a manner consistent with this intent and with the intention of the Company that this Plan shall satisfy those provisions of ERISA and the Code relating to a qualified plan with a
Section 401(k) feature and an ESOP feature. In this regard, the separate ESOP part of the Plan shall be disaggregated and tested separately for all testing requirements of the Code and shall be administered and reported in accordance with such disaggregation.

         1.3 Rights Under the Plan. The establishment and maintenance of this Plan shall not be considered as giving any Employee or any other person any legal or equitable right as against any Employer, the Committee or the Trustee, or in the assets of the Trust, except and to the extent that such right is specifically provided for in this Plan.

         1.4 Plan a Voluntary Undertaking by Employer. Except to the extent participation in the Plan has been an item of good faith bargaining with a collective bargaining unit, this Plan is strictly a voluntary undertaking on the part of each Employer and shall not be deemed or construed to constitute a contract between any Employer and any Employee or other person or to be a consideration for or inducement to, or a condition of, the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of any Employer or interfere in any way with the right of any Employer to discharge any Employee at any time.

         1.5 Effect of Amendment. The Plan is hereby amended and completely restated as set forth herein and all rights and benefits under the Plan shall hereafter be determined under the terms and provisions hereof; however, the amendment and restatement of the Plan hereby shall not operate or be construed to deprive any Participant of any protected benefit, within the meaning of Code Section 411(d)(6) and the regulations thereunder, he may have had under the Plan as in effect immediately prior to this amendment. Further, this amendment and restatement shall not operate or be construed to confer on, or provide to, any former Participant whose employment terminated for any reason prior to the effective date hereof, any additional rights other than those to which he was entitled under the Plan as in effect at the time his employment terminated, except as otherwise specifically provided herein or required by law.

                                   SECTION II

                      DEFINITION AND CONSTRUCTION OF TERMS

         2.1       Definitions.  In addition to the special definitions in
Section XIX, for purposes of the Plan, the following words and phrases shall, whenever used herein, have the meanings stated below unless a different meaning is clearly required by the context:

                   (a) Account means an Old Company Account, a 401(k) Account, an After-Tax Account, a Rollover Account, a Company Match-Cash Account, and a Company Match-Stock Account, as applicable.

                   (b) Affiliate means any corporation which is a member of a "controlled group" of corporations with an Employer or any trade or business (including a partnership) under "common control" or a member of an "affiliated service group" with any Employer determined under Code Sections 414(b), (c) and (m), respectively, and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o). For purposes of Section XI, such determinations shall be made in accordance with Code Section 415(h).

                   (c)      After-Tax Account means an Account described in
         Section 9.1.

                   (d) After-Tax Contribution means an after-tax contribution made by the Participant pursuant to Section 5.1.

                   (e) Associated Company means an Affiliate which has been designated by the Board as eligible to adopt and participate in the Plan on and after the date such Affiliate has adopted the Plan.

                   (f) Beneficiary means the person designated by a Participant or the Plan pursuant to Section 14.3 to receive any benefits payable upon his death.

                   (g)      Board means the Board of Directors of the Company.

                   (h) Code means the Federal Internal Revenue Code of 1986, as amended from time to time, and any subsequently adopted Federal Internal Revenue Code. References in the Plan to sections of the Code shall include corresponding sections in any subsequently adopted Federal Internal Revenue Code.

                   (i) Committee means the Thrift Plan Committee appointed pursuant to Section III.

                   (j)      Company means Texas Gas Transmission Corporation.

                   (k) Company Match-Cash Account means an Account described in Section 9.4.

                   (l) Company Match-Stock Account means an Account described in Section 9.5.

                   (m) Company Stock means the common stock of the Transco Energy Company; provided, however, effective upon the consummation of the Merger (as defined in Section 6.1), Company Stock shall mean the common stock of The Williams Companies, Inc.

                   (n) Company Stock Fund means the fund offered under the Plan, as provided in Attachment A, in which Participants can direct the investment of their Accounts to purchase Company Stock.

                   (o) Compensation means, with respect to a Participant for any specified payroll period, the regular basic wage or salary payable to such Participant that period, including any amounts excluded from his gross income pursuant to a salary reduction election pursuant to Code Sections 125 or 402, but excluding all other items of compensation, including, without limitation (1) bonuses, (2) commissions, (3) awards, (4) military leave pay, (5) premium, auxiliary or other special pay, (6) overtime pay for work performed in excess of the basic 40-hour work-week, (7) increased wages or salary resulting from temporary promotion, upgrading or transfer, of whatever duration, to a higher paid job or classification, (8) severance pay, and (9) contributions by any Employer under this or any other employee benefit plan except as expressly provided to the contrary above.

                   In no event, however, shall the compensation of a Participant considered for Plan purposes for any Plan Year beginning on or after January 1, 1994, exceed $150,000, as adjusted by Code
         Section 401(a)(17). For purposes of the foregoing, compensation received after the Code Section 401(a)(17) dollar limit has been reached for a Plan Year shall be disregarded under the Plan. Compensation shall be determined under the rules of Code Section 414(q)(6), except that the term "family" shall include only the spouse of the Participant and any lineal descendant under the age of 19 as of the close of the Plan Year. Further, for any Plan Year that contains fewer than 12 calendar months, the annual compensation limit for such short Plan Year shall be limited to the Code Section 401(a)(17) dollar limit for the calendar year in which such Plan Year begins multiplied by the ratio obtained by dividing the number of full calendar months in the Plan Year by 12.

                   (p) Current Balance means the amount credited to an Account as of a Valuation Date determined in accordance with the provisions of Section 10.3.

                   (q) Earnings means, with respect to an Employer, the current and/or accumulated earnings of such Employer as shown

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         by its books and accounts for general corporate purposes in accordance with generally accepted accounting principles.

                   (r)      Eligible Class means an Employee of an Employer who:

                            (1) is not a member of or represented by a collective bargaining unit, unless the collective bargaining agreement for such unit requires inclusion of its members in the Plan;

                            (2)     is not a non-resident alien; and

                            (3) is not a "leased employee" within the meaning of Code Section 414(n).

                   (s) Employee means any individual who is employed as an "employee", as defined in Code Section 3121(d), by an Employer or Affiliate, and shall also include a "leased employee" unless Code
         Section 414(n)(5) applies or regulations provide otherwise.

                   (t) Employers means the Company and each Associated Company which has adopted and is participating in the Plan pursuant to
         Section 16.1.

                   (u) Entry Date means, with respect to an Employee, the first day the Employee completes an Hour of Service in the Eligible Class and the first day of each payroll period thereafter and such other date or dates as the Committee may from time to time designate.

                   (v) ERISA means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

                   (w)      401(k) Account means an Account described in
         Section 9.2

                   (x) 401(k) Contribution means a salary reduction (before-tax) contribution made by the Participant pursuant to

         Section 5.1 and deemed to be an Employer contribution in accordance with Code Section 401(k).

                   (y) Hour of Service means an hour for which an Employee is paid, or entitled to payment, by an Employer or Affiliate during a Plan Year for the performance of duties.

                   (z) Leave of Absence means a temporary absence from service due to sickness, accident, military service, or any other temporary absence authorized by the Employer and in accordance with the Employer's established Leave of Absence policy, which shall be applied in a uniform and nondiscriminatory manner.

                   (aa)     Old Company Account means an Account described in
         Section 9.6.

                   (bb) Participant means an Employee who has qualified under and has become a Participant in the Plan, including a former Employee who continues to have an Account under the Plan.

                   (cc) Plan means the "Texas Gas Thrift Plan" as set forth herein and as hereafter amended.

                   (dd)     Plan Year means the calendar year.

                   (ee)     Rollover Account means an Account described in
         Section 9.3

                   (ff)     Trust means the Trust established by the Trust
         Agreement.

                   (gg) Trust Agreement means the agreement entered into between the Company and the Trustee which provides for the receiving, holding, investing and disbursing of the assets, properties, securities and cash in the Accounts.

                   (hh) Trustee means such corporation(s) and/or individual(s) as may from time to time be designated by the

         Company to serve as Trustee under the Trust Agreement, whether one or more.

                   (ii) Valuation Date means each business day in a Plan Year on which the assets of the Plan are valued.

         2.2 Construction of Terms. Whenever appropriate herein, words used in the masculine shall be deemed to include the feminine and words used in the singular shall be construed to include the plural and the plural to include the singular and the use of any one gender to include the other.

                                  SECTION III

                              PLAN ADMINISTRATION

         3.1 Thrift Plan Committee. The Plan shall be administered by the Company, whose duties as the Plan Administrator shall be performed by a Thrift Plan Committee of not less than three Employees who may, but need not, be Participants. Members of the Committee shall be appointed by and shall hold office at the pleasure of the Board. The Board may increase or decrease [but not to less than three members] the membership of the Committee at any time and from time to time. Any member of the Committee may resign by delivering his written resignation to the Board and to the Committee. A vacancy shall exist on the Committee if at any time there are less than three members, and any such vacancy, whether resulting from death, resignation, removal or otherwise, shall be filled by the Board.

         3.2 Chairman, Secretary and Subcommittees. The members of the Committee shall elect from their number a Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Committee shall furnish to the Trustee certificates as to the identity of its Chairman and Secretary from time to time and the designation of any other person or persons authorized to act on behalf of the Committee, together with a specimen of the signature of each of such persons, and the Trustee shall be entitled to rely upon the identity and authority of the Chairman, Secretary and other persons as disclosed by such certificates until receipt by it from the Committee of a written revocation of such authorization. The Secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of the Plan. The Committee may appoint from its number subcommittees with such powers as the Committee shall





                                     III-1
determine and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee, and they may retain such legal counsel or accountants, who may or may not be in the employ of the Company, actuaries, physicians and such clerical services as they may require in carrying out the provisions of the Plan.

         3.3 Meetings and Majority Vote. The Committee shall hold meetings upon such notice, at such time and at such place as they may determine. Notice of meetings shall not be required if waived in writing. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the Committee may act notwithstanding the existence of a vacancy so long as there are at least two members of the Committee. All resolutions or other actions taken by the Committee shall be either by the vote of a majority of those present at a meeting at which a majority of the members is present, or by a written instrument signed by all members if they act without a meeting.

         3.4 No Bond Required or Compensation to be Paid. The members of the Committee shall serve without bond or other security, except as otherwise provided by law, and without compensation for their services as such.

         3.5 General Powers and Duties. The Committee shall have complete control of the administration of this Plan, with all powers necessary to enable it to carry out its duties in that respect, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. Not in limitation but in amplification of the foregoing, the Committee shall have the power to interpret or construe this Plan, to determine all questions that may arise hereunder as to the eligibility of employees and the status and rights of Participants and others, to adopt bylaws for the conduct





                                     III-2
of its affairs and make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions hereof, and to take such other actions relating to the administration of the Plan as are conferred or imposed upon it hereunder and under the Trust Agreement. The members of the Committee shall at all times comply with the provisions of ERISA and the Code relating to fiduciaries.

         3.6 Appointment and Allocation. Each person serving as a member of the Committee shall from time to time by written instrument appoint a person or persons other than another Committee member to carry out the fiduciary responsibilities of such person under this Plan in the event such member shall be unable to act due to illness, absence or any other reason. The members of the Committee may by written agreement allocate fiduciary responsibilities among themselves, and if such responsibilities are so allocated, then the responsibilities of each such person shall be exercisable severally and not jointly, with each such person's responsibilities being limited to the specific areas which were allocated to him. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, and any member of the Committee or other fiduciary may employ one or more persons to render advice with regard to any responsibility such person has under the Plan.

         3.7 Determinations by Committee. No benefit shall be payable under this Plan unless and until application therefor has been filed with and approved by the Committee. Each application for benefits shall be in writing in such form as shall be prescribed by the Committee. The Committee shall make all determinations as to the identity and right of any person to a benefit, and the proper amount thereof, under this Plan. Written notice of the disposition of a claim shall be furnished by the





                                     III-3

Committee to the claimant within 90 days after the claim is filed. In the event the claim is denied, the reasons for denial shall be specifically set forth, pertinent provisions of the Plan shall be cited, where appropriate, an explanation shall be provided as to what additional information is needed to perfect the claim and why, and the steps for the claimant to submit his claim for review shall be outlined. In the event written notice of the disposition of a claim is not provided to the claimant within the time allowed above, the claim shall be deemed denied for purposes of the claimant's submitting a request for review.

         If the claimant wishes further consideration of his position, he may request in writing a review with the Plan Administrator. Such request shall state the claimant's position and shall be filed with the Plan Administrator within 60 days after the receipt of the written denial or within 60 days after the time allowed for the written response. The claimant or his representative may also review pertinent documents or submit issues or comments supporting the claim in writing. Within 60 days after receipt of the claimant's written request a decision on the review shall be made and shall be communicated by the Committee in writing with specific reasons and references to pertinent Plan provisions, all written in a manner calculated to be understood by the claimant. In the event written notice of the review is not provided within the time allowed above, the claim shall be deemed denied upon review.

         The 90-or 60-day deadline for a written response by the Committee referred to in this Section 3.7 may be extended an additional 90 or 60 days, respectively, by written notice thereof to the claimant before the deadline is reached. An extension may be made only if special circumstances are involved and if they are communicated to the claimant in the written notice.





                                     III-4

         The payment of any benefit in accordance with the Committee's determination shall constitute a complete discharge of all obligations on account thereof. The Committee may require any payee, as a condition precedent to such payment, to execute a receipt and release therefor in such form as the Committee may prescribe.

         3.8 Maintenance of Accounts and Reports. The Committee shall cause accounts to be kept showing the fiscal transactions of the Plan. The Committee shall render annually a report showing in reasonable detail the assets and liabilities of the Plan and give a brief account of the operation of the Plan for the past year to the Boards of Directors of all Employers. Such report shall be filed in the office of the Committee where it shall be open to inspection by any Participant or former Participant who is eligible to receive benefits under the Plan.

         3.9 Information to be Furnished. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of each of its employees who are Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require. Each person claiming a benefit shall furnish to the Committee and/or to the Trustee information and proof as to all facts which the Committee and/or the Trustee may reasonably require.

         3.10 Reliance on Data and Opinions. The Committee shall be entitled to rely on all data and information furnished to it by any Employer, the Participants and any other person entitled to receive benefits under the Plan. Each Employer and the Committee shall be entitled to rely upon all certificates and reports furnished by any accountant designated by the Committee, and upon all reports, certificates and opinions furnished by any physician selected by





                                     III-5
the Employer, and upon all opinions given by any attorney selected by the Committee.

         3.11 Action Non-Discriminatory. The Committee shall not take any action whatsoever which would result in benefiting one Participant or group of Participants at the expense of another or in discrimination as between Participants similarly situated, nor shall it apply different rules to substantially similar sets of acts.

         3.12 Liability of and Indemnity to Members. Subject to the provisions of ERISA, no member of the Committee shall incur any liability or obligation for any action taken, permitted to be taken or omitted to be taken by him, the Committee or any other member of the Committee, except when such action or omission is the result of his own gross negligence or willful misconduct. The Company shall fully protect, indemnify and defend each and every member and former member of the Committee from and against all claims, liabilities, costs and expenses, including attorneys' fees, which may be asserted against him, arising out of or resulting from his action or omission to act in his capacity as a member of the Committee, except for his own gross negligence or willful misconduct, or arising out of or resulting from any action or omission to act by other members of the Committee.

         3.13 Investment Manager. The Committee may appoint an Investment Manager, within the meaning of ERISA Section 3(38), to manage any or all of the assets of the Trust.





                                     III-6

                                   SECTION IV

                         ELIGIBILITY AND PARTICIPATION

         4.1 Present Participants. Each person who was a Participant in the Plan immediately prior to this amendment shall continue as a Participant in the Plan.

         4.2 New Participants. Each person who becomes an Employee (or transfer into the Eligible Class) on or after January 1, 1995, shall be eligible to become a Participant in the Plan on the date he first completes an Hour of Service in the Eligible Class by filing his application for membership in accordance with Section 4.3 on or prior to such date. Participation in the Plan by any Employee in the Eligible Class is entirely voluntary.

         4.3 Application for Participation. Each eligible Employee desiring to become a Participant in the Plan must, as a condition to his participation, file a written application for participation with his Employer. Each application for participation in the Plan shall be in such form as the Committee shall prescribe and shall contain such information as the Committee shall deem necessary or desirable in the operation and administration of the Plan.

         4.4 Late Commencement of Participation. An Employee need not commence his participation in the Plan on the date he first becomes eligible to do so but may commence his participation in the Plan on any subsequent Entry Date, assuming he is then in the Eligible Class, by filing his application for participation in accordance with Section 4.3 prior to the Entry Date on which his participation in the Plan is to commence.

         4.5 Change in Employment Status. In the event the status of a Participant changes so that he is no longer in the Eligible Class but remains an Employee, he shall continue as a Participant but thereafter shall not be permitted to make contributions to the

Plan nor shall Employer matching contributions be made on his behalf. Further, if a Participant ceases to be an Employee, he shall continue as a Participant until his Account balances are distributed in full.

         4.6 Reemployment. A former Employee shall be eligible for participation the first date he again completes an Hour of Service in the Eligible Class, provided he files his application for participation in accordance with Section 4.3 on or before that date.

                                   SECTION V

                           PARTICIPANT CONTRIBUTIONS

         5.1 Participant Contributions. Subject to the special provisions of Section XI and XIX, each Participant may make a 401(k) Contribution and/or an After-Tax Contribution to the Plan by payroll reduction/deduction each payroll period during which he is in the Eligible Class in such amount (in whole percentages only) of his Compensation, as designated by the Participant in his application for participation pursuant to
Section 4.3. However, in no event may the aggregate amount of a Participant's contributions, whether 401(k) Contributions and/or After-Tax Contributions, for a payroll period exceed 15% of his Compensation. Further, the Committee may, in any Plan Year, limit the maximum amount of 401(k) Contributions and/or After-Tax Contributions that the Highly Compensated employees (as defined in Section 19.1(b)) may make with respect to such year, or the remainder of such year, if the Committee believes such lower limit will be necessary to satisfy the Code Section 401(k) or (m) discrimination tests, respectively, for such year.

                   No contribution may be made to the Plan by a Participant hereunder for any payroll period unless he is a Participant in the Eligible Class on the day his contribution is deducted and withheld by the Employer. All 401(k) Contributions and After-Tax Contributions under this Section 5.1 shall be withheld by the Employer from the Participant's Compensation each payroll period and paid over to the Trustee as soon as practicable thereafter and in all events within one month of the end of such period.

         5.2 Change in Contributions. Within the limitations of Section 5.1, a Participant may increase, decrease or stop the designated percentage(s) of his Compensation to be contributed to the Plan, or change the character of his contributions between 401(k) Contributions and After-Tax Contributions, effective as of a future Entry Date by notifying his Employer in writing prior to such Entry Date. Unless changed in accordance with the terms of this Plan, the percentage(s) and type of contribution(s) designated by a Participant shall continue in effect, notwithstanding any change in his Compensation, and the amount of his contribution(s) shall be automatically adjusted to reflect any increases in his Compensation, but in the event a Participant's Compensation is decreased, the dollar amount of such Participant's contribution as determined prior to such reduction in Compensation shall continue without change or reduction unless the Participant changes his contributions by filing a new contribution form with his Employer as provided above.

                   A Participant who has voluntarily stopped his contributions must complete an appropriate form electing to resume such contributions and file it with his Employer prior to the Entry Date on which he elects to resume making contributions to the Plan.

         5.3 Involuntary Suspension of Participant Contributions. A Participant's contributions to the Plan under Section 5.1 shall be automatically suspended, and no deduction thereof shall be made by his Employer, whenever and for so long as

                   (a)      such Participant is no longer in the Eligible
         Class, or

                   (b) deduction of such contributions from his Compensation would be contrary to law.

Contributions involuntarily suspended pursuant to the Plan shall be resumed automatically after the cause for such suspension ceases to exist, provided he is still in the Eligible Class.

         5.4 Rights During Suspension. The suspension of a Participant's contributions to the Plan shall not affect any of his other rights under the Plan, and the Trustee shall continue to adjust his Accounts as of each Valuation Date during such period of suspension in accordance with the provisions of Section X.

         5.5 Correction of Errors in Contributions. An Employer may at any time make adjustments because of errors in calculating previous Participant contributions or because of information not known to the Employer at the time of such previous calculation. Such adjustments may, but need not, be made retroactively.

         5.6 Rollover Contributions. An Employee who is a Participant may make (by check only) a rollover contribution to the Plan, including a direct rollover within the meaning of Code Section 401(a)(31), of any eligible rollover amount received from another plan and trust qualified under Code
Section 401(a) (or from a qualifying IRA rollover account); provided, however, the amount and timing of such rollover contribution must comply in all applicable respects with the requirements of the Code concerning rollovers and the administrative procedures established by the Committee with respect to rollover contributions.

         5.7 Affiliate Plan Transfers. If a Participant's employment is transferred to an Affiliate that is not a participating employer in this Plan, but which participates in a qualified defined contribution plan that permits a direct trust-to-trust transfer of participant accounts from qualified defined contribution plans of other Affiliates, then, upon the request of the Participant, the Committee shall cause the Trustee to transfer such Participant's Accounts hereunder to the trustee of such Affiliate's qualified plan, which direction may include the liquidation of the Participant's investments under the Plan as necessary to effectuate the transfer of his Accounts and any other special provisions set forth on Attachment B to the Plan.

                   Conversely, if an Employee of a nonparticipating Affiliate is transferred to employment with an Employer under this Plan, upon the request of the Employee, the Committee shall cause the Trustee to accept a direct trust-to-trust transfer of the Employee's accounts under the qualified defined contribution plan of the Affiliate, provided such Employee has completed the necessary administrative forms, including investment fund designations for such transferred account(s). An Employee's account(s) transferred to this Plan from an Affiliate's plan shall be 100% vested. Further, any outstanding participant loans under the Affiliate's plan shall be transferred and continued hereunder without interruption or change, except to change the name of the plan trust that is the payee of such loan, and all protected benefits of the Affiliate's plan shall be continued under the Plan with respect to the transferred accounts, which shall be separately accounted for hereunder if such protected benefits are not the same as those provided under this Plan. The Committee shall cause the "protected benefit" provisions of the transferring Affiliate's plan to be set forth in a memorandum for each affected transferred account, which memorandum shall be deemed to be a part of this Plan for all purposes and is incorporated herein by reference.

                                   SECTION VI

                 EMPLOYER MATCHING CONTRIBUTIONS, PLAN EXPENSES
                               AND ESOP DIVIDENDS

         6.1 Amount of Matching Contributions. Subject to the other provisions of the Plan, the Employers shall contribute to the Plan for each payroll period, on behalf of each Participant who made contributions to the Plan pursuant to Section 5.1 with respect to such payroll period, an amount equal to 100% of the first 6% of Compensation contributed by such Participant for such payroll period. The Employer's matching contribution made with respect to a Participant shall be allocated as follows: (a) 25% to the Participant's Company Match-Stock Account ("Matching Stock Contribution") and
(b) 75% to the Participant's Company Match-Cash Account ("Matching Cash Contribution"). However, notwithstanding the foregoing, until the consummation of the Merger, as defined in the Agreement and Plan of Merger dated as of December 12, 1994, by and among The Williams Companies, Inc. ("Williams"), WC Acquisition Corp. and the Company (the "Merger Agreement"), or the termination of the Merger Agreement without the consummation of the Merger, all Matching Stock Contributions shall be made in cash and temporarily invested in the Fidelity Retirement Money Market Portfolio, or such other short-term, interest-bearing investment as the Trustee may determine. Following the consummation of the Merger, such Matching Stock Contributions and the income thereon, if any, shall be reinvested in common stock of Williams (which shall be referred to after the consummation of the Merger as Company Stock). Alternatively, if the Merger Agreement is terminated without consummation of the Merger, such Matching Stock Contributions and the income thereon, if any, shall be reinvested in Company Stock.

                   It is the intention of the Company that the Plan qualify as a profit sharing plan with respect to the 401(k) feature of the

Plan. In that regard, the Employer's Matching Cash Contributions and Participant 401(k) Contributions shall be made only out of the Employer's Earnings unless the Board, in its sole discretion, expressly permits such contributions to be made with respect to a Plan Year in which there are either no Earnings or insufficient Earnings.

                   It is also the intention of the Company that the Matching Stock Contributions and Company Match-Stock Accounts of the Plan qualify as an employee stock ownership plan (ESOP) or stock bonus plan feature under the Plan.

         6.2 Payment of Employer Contributions. Employer contributions shall be made to the Trust in cash, provided that Company matching contributions to be invested in the Company Stock Fund may be made in Company Stock in the discretion of the Company. Employer matching contributions shall be paid over to the Trustee as soon as reasonably practicable following the payroll period in which such Participant contributions were deducted/withheld by the Employer and in all events within one month of the end of such period.

         6.3 Correction of Errors in Contributions. An Employer may at any time make adjustments because of errors in calculating previous Employer contributions or because of information not known to the Employer at the time of such previous calculation. Such adjustments may, but need not, be made retroactively.

         6.4 Contributions by Affiliated Employer. If any Employer is prevented from making a contribution which it would otherwise have made under the Plan, by reason of having no current or accumulated earnings or profits or because such earnings or profits are less than the contributions which it would otherwise have made, then so much of the contribution which such Employer was so prevented from making may be made, for the benefit of the Employees of such Employer, by the other Employer(s), to the extent of current or accumulated earnings or profits, in accordance with the provisions of Code
Section 404(a)(3)(B).

         6.5 Expenses of Plan and Trust. All expenses reasonably incurred in connection with the administration of the Plan and the Trust (including, without limitation, bonding costs, attorneys', recordkeepers' and accountants' fees and charges and the fees of the Trustee) shall be paid by the Employers. The expenses to be paid by the Employers for each Plan Year may be allocated among the individual Employers in such manner as the Committee deems equitable.

         6.6 ESOP Share Dividends. All cash dividends paid with respect to shares of Company Stock held in a Company Match-Stock Account may be paid either directly to the Participants (or their Beneficiaries, as the case may be) or to the Trustee, and if paid to the Trustee, they shall be distributed to the Participants (and Beneficiaries) in cash as soon as practicable after the date received and in any event not later than 90 days after the end of the Plan Year in which the dividends were paid to the Trustee. This Section 6.6 shall become ineffective if the Matching Stock Contributions feature of the Plan ceases to qualify as an ESOP feature or such dividend "pass-throughs" cease to be deductible under Code Section 404(k).

                                  SECTION VII

                       MANAGEMENT OF PARTICIPANT ACCOUNTS

         7.1 Trust Agreement. As a part of this Plan, the Company shall enter into a Trust Agreement with one or more Trustees to provide for the receiving, holding, investing and disbursing of contributions to the Plan, together with the increment, increase and income thereof and therefrom; the properties and other assets of such Accounts shall constitute the trust fund of the Trust. The Trust Agreement shall constitute a part of this Plan and all rights which may accrue to any person under this Plan shall be subject to all of the terms and provisions of such Trust Agreement. The Trust Agreement shall be subject to amendment and modification in accordance with the provisions of this Plan and such Trust Agreement.

         7.2 Trustee. The Trustee shall be appointed by the Board, with such rights, powers and authorities as are set forth in the Trust Agreement and any amendment thereto or modification thereof. Any Trustee may be removed by the Board at any time as provided in the Trust Agreement, and upon any such removal or upon resignation of any Trustee, a successor Trustee shall be named by the Board.

         7.3 Trust Assets for Exclusive Benefit of Participants. Except as provided below, all assets held by each Trustee under the Plan shall be held in trust for the exclusive benefit of Participants and their Beneficiaries under the Plan, and no part of the corpus or income shall ever revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries under the Plan. No such person, nor any other person, shall have any interest in or right to any part of the earnings of any Account, or any rights in, to or under the Trust or any part of its assets, except to the extent





                                     VII-1
expressly provided in the Plan. Each Participant or other person who shall claim the right to any payment under the Plan shall be entitled to look only to the trust fund of the Trust for such payment.

                   An Employer contribution made based on a good faith mistake of fact or good faith mistake in determining the deductibility of the contribution shall be returned to the Employer within one year of the mistaken payment or the disallowance of the deduction, as the case may be. The amount returnable is the excess of the amount contributed over the amount that would have been contributed had there not occurred such mistake. However, earnings on the excess amount may not be so returned and any losses attributable to such amount shall reduce the amount returnable. Further, the amount returnable cannot cause the Account of any Participant to be reduced to less than it would have been had the mistaken amount not been contributed.





                                     VII-2

                                  SECTION VIII

                             INVESTMENT PROVISIONS

         8.1 Initial Investment of Accounts. At the time an Employee first becomes a Participant, he shall direct, on a Plan form prescribed by the Committee, that all or a designated percentage of his Accounts (other than his Company Match-Stock Account) shall be invested in any one or more of the investment funds offered under the Plan as shown on Attachment A to this Plan, which attachment shall be a part of the Plan for all purposes. The Committee may from time to time amend Attachment A and in conjunction with such amendment direct the Trustee to establish new and/or delete or freeze existing investment funds and options. If so directed by the Participants, up to 100% of the Plan assets may be invested in Company Stock. Any investment direction given by a Participant shall be deemed to be a continuing direction until changed by the Participant in accordance with Section 8.2. If a Participant fails to timely give an initial investment direction, his Accounts (other than his Company Match-Stock Account) shall be automatically invested in the investment fund so designated on Attachment A for default elections until changed by the Participant in accordance with Section 8.2.

                   No provision of this Plan shall constitute a guarantee by the Employers or Trustee of the value of any investment fund offered under the Plan or an indemnity against any loss resulting from investing in any such option.

         8.2 Change in Investments. Subject to any restrictions or limitations set forth in Attachment A, a Participant (or where applicable, a Beneficiary or alternate payee under a qualified domestic relations order) may change his investment election on any Valuation Date with respect to (i) the Current Balance of any or





                                     VIII-1
all his Accounts (ii) his future contributions, and/or (iii) the Employer's future matching contributions (other than the Matching Stock Contribution) to be made on his behalf by telephoning the Plan recordkeeper. However, if a Participant directs the reinvestment of all or any part of his Company Match-Stock Account into another investment fund other than pursuant to Section
8.3 below, the Participant shall be ineligible to receive any Company matching contribution during the six months following such reinvestment and such reinvestments shall cease to be a part of the ESOP portion of the Plan. Such investments shall be transferred to and accounted for under the Participant's Company Match-Cash Account and thereafter shall be part of the profit sharing portion of the Plan.

         8.3 ESOP Diversification Election. Each Participant who has completed 10 or more years of participation in the Plan and who has reached age 55 (a "qualified Participant") may elect (on a Plan form provided by the Committee), within 90 days after the close of each Plan Year during the "election period", to direct the Trustee to reinvest up to 25% (50% for any Plan Year after reaching age 60 and completing 10 or more years of participation) of his Company Match-Stock Account (to the extent such portion exceeds the amount to which a prior election under this Section 8.3 has been made) in one or more of the investment funds offered under the profit sharing feature of the Plan, provided the Plan then offers at least three investment options (other than one investing in qualifying employer securities) that qualify for diversification purposes under Code Section 401(a)(28). The "election period" shall be the six-Plan Year period beginning with the Plan Year the Participant first became a qualified Participant. Such reinvestment shall be made as soon as the Committee deems it practicable and in no event later than 180 days after the close of the Plan Year for which the





                                     VIII-2
election is made. If the Plan does not offer three qualifying investment options, the portion of the Company Match-Stock Account covered by the election shall be distributed to the qualified Participant by the Trustee within 180 days after the close of the Plan Year for which such election was made, notwithstanding anything in the Plan to the contrary; provided, however, if the vested amount of such Participant's Accounts exceeds (or at the time of any prior withdrawal exceeded) $3,500, the Participant must consent in writing to the distribution and absent such consent, such distribution shall not be made from the Plan. A direction given by a Participant to the Trustee pursuant to
Section 8.5 to tender or offer to exchange Company Stock held in his Company Match-Stock Account shall not be treated as a direction to reinvest described in the preceding sentence.

         8.4 Voting of Company Stock. Shares of the Company Stock held by the Trustee in a Participant's Accounts under the Company Stock Fund will be voted by the Trustee in accordance with written instructions from the Participant; provided, however that if the Trustee has not received written voting instructions from a Participant with respect to shares held in his Company Match-Stock Account at least five days prior to the date of the meeting at which such vote is to be taken, the Trustee shall vote any stock in such Account in such manner as the Trustee determines to be in the best interests of the Participant. Notice of any such meeting shall be given by the Trustee to the Participant and a request for voting instructions shall be made by the Trustee at such time and in such form as may be provided by rules and regulations adopted by the Committee.

                   Any provision herein requiring a Participant to give notice or a direction to the Trustee may be accomplished by such Participant delivering written evidence of such notice or such





                                     VIII-3
direction to the Committee and the Committee shall transmit such information to the Trustee promptly upon receipt of such written evidence. For purposes hereof, the Trustee shall be deemed to have received any such notice or direction when such written evidence thereof is delivered to the Committee. Notwithstanding anything in the Plan to the contrary, in administering the voting of shares of Company Stock pursuant to the applicable provisions of the Plan, it is intended that the confidentiality of the votes made by Participants pursuant to the provisions of the Plan shall be maintained by the Trustee and the Committee as contemplated in Section 203 of the General Corporation Law of the State of Delaware.

         8.5       Tender and Exchange Offers. The provisions of this Section
8.5 shall apply in the event that a tender offer, which is subject to Section 14(d)(1) of the Securities Exchange Act of 1934, as amended, is made for shares of Company Stock or an offer to exchange securities of another company for shares of Company Stock, which is subject to the Securities Act of 1933, as amended, is made. Upon such a tender or exchange offer occurring, the Company and the Trustee shall utilize their best efforts to notify each affected Participant and to cause to be distributed to him such information as will be distributed to the shareholders of the Company generally in connection with any such tender or exchange offer and a form by which the Participant may direct in writing the Trustee as to what action, as set forth below, to take on behalf of that Participant with respect to his Accounts invested in the Company Stock Fund. If the Trustee does not receive such written directions from a Participant, the Trustee shall not tender or offer to exchange any shares of Company Stock held in the Participant's Accounts invested in the Company Stock Fund.





                                     VIII-4

         (a) Cash Tender Offer. In connection with a cash tender offer, a Participant may direct the Trustee to tender any or all shares of Company Stock held in the Participant's Accounts invested in the Company Stock Fund. Any cash received by the Trustee as a result of such tender shall be reinvested by the Trustee in one or more of the investment options provided for in the Plan as specified by the Participant in his tender direction (which may include the Company Stock Fund if Company Stock is available for purchase, or is expected to be available for purchase within a reasonable period, after such tender), and absent an investment direction such cash shall be automatically reinvested as provided in the default election under Attachment A.

         (b) Exchange Offer. In connection with an exchange offer, a Participant may direct the Trustee to offer for exchange any or all shares of Company Stock held in the Participant's Accounts invested in the Company Stock Fund. Any property received by the Trustee in connection with such exchange shall be held by the Trustee under the Plan in separate accounts for the affected Participants; however, if such property does not constitute "qualifying employer securities" under ERISA, the Participant shall be given an opportunity to direct the Trustee to reinvest the proceeds of such property (which the Trustee shall sell) in one or more of the investment options provided for in the Plan (which may include the Company Stock Fund if Company Stock is available for purchase after such exchange) and absent such an investment direction, automatically as provided in the default election under Attachment A.

         (c) Tender and Exchange Offer. In connection with a combination tender and exchange offer, a Participant may direct the Trustee to tender and offer for exchange any or all shares of Company Stock held in the Participant's Accounts invested in the





                                     VIII-5

Company Stock Fund with any cash received by the Trustee as a result of such tender treated as provided in (a) above and any property received by the Trustee in connection with the exchange treated as provided in (b) above.

         A tender or exchange offer direction given by a Participant may be revoked by the Participant by completion of the form prescribed therefor by the Committee provided such form is filed with the Trustee at least two business days prior to the withdrawal-date-deadlines provided for in the regulations with respect to tender or exchange offers prescribed by the Securities and Exchange Commission.

         The Trustee shall use its best efforts to effect on a uniform and nondiscriminatory basis the sale or exchange of the shares of Company Stock as directed by the Participants. However, neither the Committee nor the Trustee insures that all or any part of the shares of Company Stock directed by a Participant to be tendered or exchanged will be accepted under the tender or exchange offer. Any such shares not so accepted shall remain in the Participant's Accounts and the Participant shall continue to have the same rights with respect to such shares as he had immediately prior to the Trustee's tendering of the shares.

         If a tender or exchange offer is made, the Committee shall adopt such rules, prescribe the use of such special administrative forms and procedures, delegate such authority, take such action and execute such instruments or documents and do every other act or thing as shall be necessary or in its judgment proper for the implementation of this Section 8.5. In administering the tendering or exchange of shares of Company Stock, it is intended that the confidentiality of the tenders or exchanges, as the case may be, made by the Participants shall be maintained by the Trustee and the





                                     VIII-6

Committee as contemplated in Section 203 of the General Corporation Law of the State of Delaware.

         (d) For purposes of this Section 8.5, each Participant shall be named fiduciary with respect to the shares of Company Stock held by the Trustee in the Participant's Accounts under the Company Stock Fund.

         8.6 Put Option. In the event and to the extent a former Participant or Beneficiary is distributed ESOP Shares (shares from the ESOP portion of this Plan) which are not readily tradable on an established securities exchange or which are subject to a trading limitation (as defined in Treas. Reg. Section 54.4975-7(b)(1)), such former Participant or Beneficiary shall be granted, at the time that such ESOP Shares are distributed to him, a put option to sell such ESOP Shares to the Plan (which put option is nonbinding with respect to the Plan), and then, if refused by the Plan, to the Company (or its delegate). The put option shall extend for a period of 60 days following the date that such ESOP Shares are distributed to the former Participant or Beneficiary, at which time the put option will temporarily lapse. After the end of the Plan Year in which such put option lapses, and following notification to each former Participant or Beneficiary who continues to hold such distributed ESOP Shares of the value of such ESOP Shares as of the end of such Plan Year, each such former Participant or Beneficiary shall have an additional put option for the 60-day period immediately following the date such notification is given to such former Participant or Beneficiary. The period during which the put option is exercisable shall not include any period during which the Participant or Beneficiary is unable to exercise such put option because the Company is prohibited from honoring it by federal or state law. To exercise this put option, a former Participant or Beneficiary shall submit written notice to the Committee of his





                                     VIII-7
desire to have the Plan or Company (or its delegate) purchase all or a designated portion of such ESOP Shares which were distributed to him. Upon receipt of such written notice, the Committee, on behalf of the Plan, shall have the right to direct the Trustee to purchase all or a portion of the tendered ESOP Shares on the terms set forth below. If the Committee, on behalf of the Plan, declines to direct the Trustee to purchase the tendered ESOP Shares or a portion thereof, it shall notify the Company of such determination and shall submit to the Company the former Participant's or Beneficiary's written notice of his desire to have the Plan or the Company (or its delegate) purchase all or a designated portion of the ESOP Shares which were distributed to him. Upon receipt of such written notice, the Company (or its delegate) shall purchase the tendered ESOP Shares or such portion thereof as was not purchased by the Plan on the terms set forth below. It is specifically provided that the trustee or custodian of a rollover individual retirement account of a former Participant shall have the same put option as described herein with respect to such former Participant.

         Any ESOP Shares purchased by the Plan or the Company (or its delegate) pursuant to the put option provided in this Section 8.6 shall be purchased as soon as practicable after the exercise of such put option, at a price equal to the fair market value of ESOP Shares as of the most recent valuation of ESOP Shares preceding the date of such purchase; provided, however, that in the case of purchase from a "disqualified person," as defined in Section 4975(e)(2) of the Code, such fair market value shall not exceed the fair market value of ESOP Shares at the date of such purchase. Payment by the Plan or the Company (or its delegate) for ESOP Shares pursuant to this put option shall be, as determined by the Company, by a single lump sum cash payment or, if the distribution





                                     VIII-8
constitutes a total distribution, in substantially equal annual installments (beginning no later than thirty days after the date the put option is exercised) over a period of not more than five years after the put option is exercised. The purchaser must pay a reasonable rate of interest and provide adequate security for amounts not paid after thirty days.

         8.7 Independent Appraiser. Notwithstanding anything in the Plan to the contrary, for Plan purposes all valuations of shares of Company Stock (or any other employer securities) which are not readily tradable on an established securities market shall be made at least annually by an independent appraiser meeting requirements similar to the requirements of the regulations prescribed under Code Section 170(a)(1).





                                     VIII-9

                                   SECTION IX

                                    ACCOUNTS

         9.1 After-Tax Accounts. The Committee shall cause to be maintained for each Participant a separate After-Tax Account which shall reflect his own After-Tax Contributions made to this Plan, if any, and the investment (earnings/losses) of such contributions in the investment funds permitted under Attachment A. The Committee shall also cause to be maintained a subaccount thereunder to reflect his After-Tax Contributions made prior to 1987, if any.

         9.2 401(k) Accounts. The Committee shall cause to be maintained for each Participant a separate 401(k) Account which shall reflect his own 401(k) Contributions made to the Plan, if any, and the investment
(earnings/losses) of such contributions in the investment funds permitted under Attachment A.

         9.3 Rollover Accounts. The Committee shall cause to be maintained for each Participant a separate Rollover Account which shall reflect his rollover contributions made to the Plan, if any, and the investment (earnings/losses) of such contributions in the investment funds permitted under Attachment A.

         9.4 Company Match-Cash Accounts. The Committee shall cause to be maintained for each Participant a separate Company Match-Cash Account which shall reflect the Matching Cash Contributions made on his behalf on or after July 1, 1992, and the investment (earnings/losses) of such contributions in the investment funds permitted under Attachment A.

         9.5 Company Match-Stock Accounts. The Committee shall cause to be maintained for each Participant a separate Company Match-Stock Account which shall reflect the Employer's Matching Stock Contributions made on his behalf and the cash and shares of Company Stock held in such Account.

         9.6 Old Company Accounts. The Committee shall cause to be maintained a separate Old Company Account for each Participant (or Beneficiary) who, as of July 1, 1992, had an account reflecting Employer contributions, which shall reflect the balances of such Accounts as of that date and the investment (earnings/losses) of such Account after that date.

         9.7 Account Information. The Committee shall deliver or cause to be delivered to each Participant, at least annually, a statement, in such form as the Committee shall determine, setting forth pertinent information relative to such Participant's Accounts. Such statements may be delivered by mailing the same to the Participant at his address as shown by the Committee's records, and such statement shall, for all purposes, be deemed to have been accepted as correct unless the Committee is notified in writing to the contrary within thirty days after the date of delivery thereof to the Participant.

                                   SECTION X

                        ALLOCATIONS AND ACCOUNT BALANCES

         10.1 Allocation of Participant Contributions. A Participant's 401(k), After-Tax and/or Rollover Contributions shall be credited currently to his 401(k) Account, After-Tax Account and Rollover Account, respectively.

         10.2 Allocation of Matching Contributions. The Employer's Matching Cash Contributions and Matching Stock Contributions made on behalf of a Participant shall be credited currently to his Company Match-Cash Account and Company Match-Stock Account, respectively.

         10.3 Calculation of Account Balances. The Current Balance of any Account on any Valuation Date shall be (i) with respect to an Account invested in a mutual fund, the fair market value of the units allocated to such Account,
(ii) with respect to an Account invested in a GIC fund, the "book value" of such account as reported by the insurance company and/or bank, subject to any applicable market value adjustments as provided in the investment contract, and
(iii) with respect to the Company Stock Fund, the amount of cash and the number of shares of Company Stock credited to such Account as of such Valuation Date.

                                   SECTION XI

                               LIMITS ON BENEFITS

         11.1 Applicability of Restrictions. The special restrictions upon benefits contained in this Section XI supersede and control any other provisions of the Plan in conflict therewith; however, the provisions of Code
Section 415 that may not be applied in more than one manner are hereby incorporated by reference and shall control over any Plan provision in conflict therewith.

         11.2 Special Definitions Applicable to Section XI. For purposes of this Section XI, the following words and phrases shall have the meanings stated below:

                   (a) Adjustment means the adjustment made for increases in the cost of living pursuant to Code Section 415(d).

                   (b) Annual Addition means, with respect to a Participant, the sum for any Plan Year (which shall also be the limitation year for Code Section 415 purposes) of:

                            (1)     Employer contributions;

                            (2)     Employee contributions;

                            (3)     forfeitures; and

                            (4)     amounts described in Code Sections
                                    415(1)(1), 419(e) and 419A(f)(2) allocated
                                    to such Participant's accounts in a defined contribution plan of an Employer or Affiliate.

         11.3 Defined Contribution Limit. Notwithstanding any provision of the Plan to a contrary, in no event shall the Annual Additions with respect to a Participant in a defined contribution plan for a Plan Year exceed the lesser of:

                   (a) $30,000 (or, if greater, 1/4th of the Code Section 415(b)(1)(A) dollar limitation in effect as of the beginning of the Plan Year), subject to Adjustment; or

                   (b) 25% of the Participant's Code Section 415 Compensation (as defined below) for such Plan Year.

The compensation limit referred to in (b) above shall not apply to any contribution for medical benefits (within the meaning of Code Section 419A(b)(2)) after separation from service which is otherwise treated as an Annual Addition, or any amount otherwise treated as an Annual Addition under Code Section 415(1)(1).

                   For purposes of this Section XI, Code Section 415 Compensation means (i) a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the employer maintaining the plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances), (ii) amounts described in Code Sections 104(a)(3), 105(a) and 105(h), but only to the extent that these amounts are includable in the gross income of the Employee, (iii) amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that these amounts are excludable from gross income of the Employee, (iv) the value of a nonqualified stock option granted to an Employee, but only to the extent such value is included in the gross income of the Employee for the taxable year in which granted and (v) the amount included in the gross income of the Employee upon making the election under Code Section 83(b) and excluding the following:

                   (a) Contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Section 415 limitations to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed. In addition, Employer contributions made on behalf of an Employee to a simplified employee pension described in Section 408(k) are not considered as compensation for the taxable year in which contributed to the extent such contributions are deductible by the Employee under Section 219(b)(7). Additionally, any distributions from a plan of deferred compensation are not considered as Code Section 415 compensation, regardless of whether such amounts are includable in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded non-qualified plan may be considered as Code Section 415 Compensation in the year such amounts are includable in the gross income of the Employee;

                   (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see Section 83 and the regulations thereunder);

                   (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                   (d) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by an employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

Compensation for any limitation year (Plan Year) is the compensation actually paid or includable in gross income during such year.

         11.4 Limitation for Two Types of Plans. If a Participant is at any time a participant in both a defined benefit plan and a defined contribution plan maintained by an Employer or an Affiliate, the sum of the "defined benefit plan fraction" and the "defined contribution plan fraction" for any Plan Year may not exceed 1.0 and, if necessary, the annual benefit of the defined benefit plan will be reduced first so that the sum of the fractions will not exceed 1.0; in no event will the annual benefit be decreased below the amount of the accrued benefit to date. If additional reductions are required for the sum of the fractions to equal 1.0, the reductions will then be made to the Annual Additions of the defined contribution plans. For the purposes of applying the foregoing limitations, all defined benefit plans and all defined contribution plans, whether or not terminated, of an Employer or Affiliate are to be treated as one defined benefit plan and one defined contribution plan, respectively; however, if defined contribution plans are combined (or the combined limit is exceeded) and the Annual Addition is required to be reduced, the Annual Addition to this Plan shall be reduced first.

         11.5 Special Rules for Plans Subject to Overall Limitations Under Code Section 415(e). The Annual Addition for any Plan Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as an Annual Addition. If the Plan satisfied the applicable requirements of
Section 415 of the Code as in effect for all Plan Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Section 415(e)(1) of the Code does not exceed 1.0 for such Plan Year.

         11.6 Reallocation of Excess Contributions. If due to a reasonable error in estimating compensation or in determining the amount of his 401(k) Contributions, an allocation to a Participant shall exceed the amounts permitted to be allocated thereto for any Plan Year under this Section XI, the Participant's After-Tax Contributions, to the extent not matched by the Employer, shall be returned to the Participant with any allocable Trust gains thereon, and if the excess is not cured by such action, then the Participant's 401(k) Contributions (including, with respect to limitation years beginning after December 31, 1995, allocable Trust gains thereon), to the extent not matched by the Employer, shall be returned to the Participant and if the excess is still not cured, the excess attributable to Employer matching contributions shall be carried over to the next Plan Year and allocated to such Participant for that next Plan Year, provided the Participant remains covered by the Plan, before any other Employer contributions may be allocated to the Participant, subject to the limitations of this Section XI. Any amounts not able to be so allocated shall be allocated to all other Participants.

                                  SECTION XII

                              VESTING OF ACCOUNTS

         12.1 All Accounts. A Participant shall at all times, regardless of his years of service, have a full 100% vested (nonforfeitable) interest in the Current Balances of all his Accounts.





                                     XII-1

                                  SECTION XIII

               DISTRIBUTIONS, WITHDRAWALS, FORFEITURES AND LOANS

         13.1 Termination of Service. Upon a Participant's termination of employment with the Employers and Affiliates, the total vested portion of the Current Balances of his Accounts shall be immediately distributed to him in a lump sum if the vested Current Balances of his Accounts do not exceed (and at the time of any prior withdrawal did not exceed) $3,500. If the Participant's Accounts are not immediately distributable as provided above, the distribution of his Accounts shall be made or begin under the Plan on the Valuation Date coincident with or immediately following the earliest of such Participant's 65th birthday, death or written consent to such distribution; however, a Participant may elect to defer such distribution until a date that is after his 65th birthday and prior to the April 1 next following the year in which he reaches age 70 1/2.

                   Distributions not immediately cashed out under the provisions above shall be paid in five substantially equal annual installments, unless the Participant elects, by filing the proper form with the Plan prior to the commencement of the installment payments, to receive a lump sum. A Participant who is receiving installments may elect at any time to accelerate the balance of such installments.

                   Notwithstanding anything in the Plan to the contrary, amounts held in the Participant's 401(k) Account may not be distributed prior to the earliest of:

                            (a) his termination of service (within the meaning of Code Section 401(k)), disability, or death;

                            (b)     his attainment of age 59 1/2;





                                     XIII-1

                            (c)     a financial hardship as provided in Section
                   13.4;

                            (d)     the termination of the Plan without
                   establishment of a successor plan;

                            (e) the date of the sale or other disposition by an Employer to an entity that is not an Affiliate of substantially all of the assets (within the meaning of Code
                   Section 409(d)(2)) used by such corporation in a trade or business of such corporation with respect to a Participant who continues employment with the corporation acquiring such assets, provided the Employer continues to maintain the Plan; or

                            (f) the date of the sale or other disposition by an Employer of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliate with respect to a Participant who continues employment with such subsidiary, provided the Employer continues to maintain the Plan.

         13.2 401(k) Account - Age 59 1/2 Withdrawals. A Participant who is age 59 1/2 or older may withdraw all or a specified portion of the Current Balance of his Participant 401(k) Account as of any Valuation Date; provided, however, only two such withdrawals may be made in any calendar year.

         13.3 After-Tax Account, Old Company Account and Rollover Account Withdrawals. A Participant may withdraw all or a specified portion of the Current Balance of his After-Tax Account, Old Company Account, and/or Rollover Account as of any Valuation Date; provided, however, (i) only two such withdrawals may be made in any calendar year, and (ii) if a Participant who has participated in the Plan for less than 12 months makes a withdrawal from his After-Tax Account, he shall be suspended from making After-Tax and 401(k)





                                     XIII-2

Contributions for a period of twelve months following such withdrawal. Withdrawals from an After-Tax Account shall be taken first from any pre-1987 contributions made by the Participant.

         13.4 Hardship Withdrawals. A Participant who is an Employee and has already obtained all other distributions and all nontaxable loans, if any, currently available to him under the Plan and all other qualified plans of the Employer and its Affiliates, may at any time make a request for a hardship withdrawal from his Accounts; however, no such request shall be approved by the Committee unless it finds that the Participant is facing an "immediate and heavy financial need" (as defined below).

         The amount of a hardship withdrawal shall be limited to an amount that does not exceed that amount which the Committee determines is required to meet the immediate and heavy financial need created by the hardship, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the hardship distribution. A Participant shall specify which Accounts the hardship withdrawal is to be made from. The entire Current Balance of each Account, other than the earnings of the 401(k) Account, are available for such withdrawal. Upon making a hardship withdrawal, no Company matching contributions shall be made with respect to such Participant during the six-month period following the hardship withdrawal. A hardship withdrawal shall be made in a lump sum as soon as practical after the date the Participant's requested hardship withdrawal is approved.

         The following standards shall be applied on a uniform and non-discriminatory basis in determining the existence of a hardship. A financial need shall be deemed to be an "immediate and heavy financial need" only if it is on account of:





                                     XIII-3

                   (1) Uninsured medical expenses described in Section 213(d) of the Code incurred or to be incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code);

                   (2) Costs directly related to the purchase (excluding mortgage payments) of the principal residence of the Participant;

                   (3) Payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, his or her spouse, children, or dependents (as defined in Section 152 of the Code);

                   (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                   (5) Any other "safe harbor" need provided by IRS regulations or rulings;

and may be an "immediate and heavy financial need," as determined by the Committee based on all relevant facts and circumstances, if it is on account of:

                   (6) Uninsured losses due to theft, fire, vandalism or natural disasters;

                   (7) Needed supplemental income to offset loss of earnings to Participants (or their spouses) who are on medical or disability leaves of absence and whose income has been reduced as a result thereof;

                   (8) Payment of final obligations incurred in connection with an involuntary move out of an Employer-owned house;

                   (9) Needed supplemental income to offset the loss of earnings of a Participant's spouse due to a layoff or involuntary termination of such spouse's employment;

                   (10) Payment of a court-ordered divorce property settlement and related costs, including attorneys' fees and court costs;

                   (11) Expenses associated with the sale of the Participant's primary residence (and if associated with an Employer transfer, not paid by the Employer);

                   (12) Expenses associated with the addition of a living area to the Participant's primary residence;





                                     XIII-4

                   (13) Expenses associated with the refinancing of a mortgage on the Participant's primary residence;

                   (14) Funeral expenses for the Participant's spouse, children, parents, brothers, sisters, or spouse's parents; or

                   (15) Uninsured medical expenses of members of the Participant's family (including children, parents, brothers, sisters and spouse's parents) that are not medical expenses covered by item
         (1) above.

         Unless the Committee has actual knowledge to the contrary, a distribution will be treated as "necessary to satisfy a financial need" if the Participant furnishes the Committee a written representation that the Participant's need cannot reasonably be relieved:

                   (a) through reimbursement or compensation by insurance or otherwise;

                   (b) by liquidation of the Participant's assets, including those of his spouse and minor children;

                   (c)      by cessation of his contributions under the Plan; or

                   (d) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

         13.5 Loans. A Participant (or Beneficiary), who is a "party in interest" as defined in ERISA Section 3(14), may borrow from his Accounts under the Plan, subject to the following provisions of this Section 13.5. A Participant seeking a loan hereunder must complete a written application which shall specify the terms pursuant to which the loan is to be made, and provide such other information and documentation as the Committee shall reasonably require. The Committee shall, in accordance with its established standards, review and approve or disapprove a completed application as soon as practicable after its receipt thereof, and shall promptly notify the applying person of such approval or disapproval. A loan shall be subject to the following requirements:





                                     XIII-5

                   (a) The loan may not exceed the lesser of (i) $50,000, reduced by the excess, if any, of the highest outstanding balance of such plan loans to the Participant during the one-year period ending on the day before the loan is made over the outstanding balance of such plan loans, if any, on the date when the loan is made, or (ii) 50% of the value of the Participant's vested interest in his Accounts. For this purpose, all plans of the Employers and Affiliates shall be considered one plan;

                   (b)      The loan must be for at least $1,000;

                   (c) The loan shall provide for a fixed rate of interest for the entire term of the loan. The applicable interest rate for Plan loans shall be a reasonable rate equal to a commercially comparable rate as established by the Committee from time to time consistent with the applicable provisions of the Code and other legal requirements;

                   (d) The loan shall be for a term designated by the borrower, which must be in a multiple of six months, but cannot be less than six months or exceed sixty months;

                   (e) No more than two loans may be outstanding at any time; and

                   (f) If a loan is made from the Company Match-Stock Account and involves the sale of Company Stock by the Trustee, the Participant will not be eligible to receive a Company matching contribution during the six-month period following such loan.

                   Each loan shall be evidenced by a promissory note executed by the borrower and payable to the Trust, due and payable





                                     XIII-6
in full not later than the earlier of: (i) its fixed maturity date meeting the requirements above or (ii) the time which the person ceases to be a party in interest to the Plan. The promissory note shall provide for the payment of equal installments each pay period of principal and interest on the unpaid balance of principal at the fixed annual rate on the date the note is executed and further provide, with respect to a person who is an Employee, that the payments shall be made through payroll deductions. The promissory note shall evidence such additional terms as are required by this Section 13.5 or the Committee.

                   Loans shall be funded by exhausting Accounts or portions thereof in the following order: first, the Company Match-Cash Account; second, the 401(k) Account; third, the Old Company Account; fourth, the Rollover Account; fifth, the After-Tax Account; and sixth, the Company Match-Stock Account. Each loan shall be made only from the Accounts of the borrowing Participant, shall be taken from the investment funds in which such Accounts are invested in accordance with the instructions of the Participant, and a loan (and its note) shall be treated as a separate investment of, and shall be allocated solely to, the Participant's Accounts from which the Participant's loan was funded.

                   A person may elect to prepay the entire balance of the loan at any time. No partial prepayments will be permitted. All loan repayments shall be transmitted by the Employer to the Trustee as soon as practicable after such amounts are withheld or received.

                   Each loan repayment of principal and interest will be allocated to the Participant's Accounts in accordance with the Participant's current investment direction for future contributions to the Plan, or, if there is current investment direction in effect, then in the investment fund so designated on Attachment A





                                     XIII-7
for default elections until changed by the Participant in accordance with
Section 8.2.

                   Each loan under the Plan shall be secured by 50% of the present value of the Participant's entire vested interest in the Plan.

                   If a Participant with an outstanding loan takes a Leave of Absence or incurs a temporary disability such that the regular installment payments cannot be made on a payroll deduction basis, the Participant will be required to make the regular payments of principal and interest at the time and place established by the Committee.

                   If any time prior to the full repayment of a loan, the Participant or Beneficiary should cease to be a party in interest, or the Plan should terminate, or any event of default otherwise occurs under the documents evidencing the loan, the unpaid balance owed by the Participant on the loan shall be due and payable in full 90 days after such event without notice or demand. If the Participant or Beneficiary does not repay the full amount of the unpaid balance within the time established by the Committee, the Committee may take whatever steps it deems necessary to collect the unpaid balance of the loan plus any accrued interest; provided, however, a Participant's 401(k) Account shall not be reduced by reason of a loan default prior to the date that a distribution event under the Plan occurs that permits such a reduction upon distribution.

                   Notwithstanding anything to the contrary contained herein, each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service, including that all plans of the Employers and their Affiliates be treated as one plan, and other applicable state and federal laws. The





                                     XIII-8

Committee shall act in its sole discretion to ascertain whether the requirements of such laws, regulations, and rulings have been met.

         13.6 Investment Fund Withdrawal Order. Distributions, withdrawals and loans under the Plan shall, if the Participant has his Account(s) invested in more than one investment fund and such distribution, withdrawal or loan does not represent 100% of the Participant's interest in the Plan, be taken from each investment fund(s) specified by the Participant.

         13.7 Direct Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 13.7, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                   Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                   Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section





                                     XIII-9

408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

         Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

         13.8 30-Day Waiver. If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                   (1) the plan administrator clearly informs the Participant that the Participant has a right to a period of at least thirty days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                   (2) the Participant, after receiving the notice, affirmatively elects a distribution.





                                    XIII-10

                                  SECTION XIV

                   PROVISIONS CONCERNING PAYMENT OF BENEFITS

         14.1 Medium of Withdrawals/Distributions. Withdrawals and distributions shall be made by check, except to the extent that the Participant (or Beneficiary) requests a withdrawal or distribution from the Company Stock Fund be made in shares of Company Stock.

         14.2 Time of Distribution. Subject to Section 13.1, all distributions shall be made or commence as soon as practicable and in any event shall begin within sixty days after the end of the later of the Plan Year in which the Participant reaches age 65 or terminates employment; provided, however, in all events distribution must be made or commence prior to April 1 following the calendar year in which a Participant reaches age 70 1/2, regardless of whether he has then terminated employment. The required minimum distribution shall be the balance of the Participant's Accounts as of the end of the calendar year preceding the applicable "distribution year" (as defined in the regulations) divided by the Participant's applicable life expectancy (without redetermination), less any withdrawals made by the Participant during such year. The required minimum distribution as described above shall be the automatic form paid under the Plan in a single sum with respect to each distribution year.

                   Further, distribution due to the death of a Participant shall be paid in full to his Beneficiary within 60 months of his date of death. Notwithstanding anything to the contrary, the provisions of Code Section 401(a)(9), including Reg. Section 1.401(a)(9)-2, are hereby incorporated by reference and shall control over any provision in conflict therewith.





                                     XIV-1

         14.3 Designation of Beneficiaries. The Employee's application to become a Participant shall designate one or more Beneficiaries to receive benefits arising under the Plan in the event of his death; however, if the Participant is married, then notwithstanding a designation to the contrary, the Participant's spouse shall automatically be his sole primary Beneficiary under the Plan unless such spouse consents in writing to the designation of another person as a Beneficiary which designation is specific as to the person and, if applicable, form of benefit, acknowledges in such consent the effect of such designation on the spouse's right to benefits under the Plan, and such spousal consent is witnessed by a notary public, except where such requirement is waived by the Treasury Regulations, and the designation cannot be modified without a new spousal consent. Designated Beneficiaries may include the estate of the Participant, persons who are the natural objects of the Participant's bounty and any persons designated by the Participant to share in the benefits of the Plan after the death of the Participant. If more than one person is named, the Participant must indicate the shares and/or precedence of each person. Subject to the above spousal consent, a Participant may change his designated Beneficiaries from time to time without notice to or consent of any Beneficiary; however, any changes by a married Participant will require a new spousal consent. Any designation of Beneficiaries ("Designation") and any revocation or change thereof shall be made in writing in such form as the Committee may from time to time prescribe and shall be effective when filed with the Committee; provided, however, a Participant's marriage subsequent to a Designation shall automatically revoke all Designations theretofore filed by such Participant and a divorce shall automatically revoke a designation of that former spouse as a Beneficiary of the Participant, except as otherwise provided in a qualified domestic relations order.





                                     XIV-2

                   If no Designation is in effect upon the death of a Participant, then any benefit payment which would otherwise be payable to the Beneficiaries designated by such Participant shall be paid to the person constituting his first surviving class of the following classes:

                   (a)      surviving spouse;

                   (b)      the estate of such Participant;

upon receipt by the Committee of proof satisfactory to it that such person constitutes the first such surviving class.

                   If under the foregoing provisions of this Section 14.3, a payment is made to a Participant or Beneficiary, such payment shall be a complete discharge of any liability of the Plan and Trust to such Participant or Beneficiary and shall be a complete settlement of any claim, right or interest in or to such payment.





                                     XIV-3

                                   SECTION XV

                           SPECIAL PAYMENT PROVISIONS

         15.1 Payments to Minors and Incompetents. If any person entitled to receive any benefits hereunder is legally incompetent by reason of minority or otherwise, the Committee may instruct the Trustee to make distribution to the parent(s) or legal guardian(s) of such person, and such distribution shall constitute a complete discharge of all liability with respect to such benefit.

         15.2 Non-Assignability of Rights. Except for the right of a Participant to name one or more Beneficiaries to receive distribution of benefits upon death of a Participant or as otherwise provided by a qualified domestic relations order, as defined in Code Section 414(p), or other applicable law, none of the benefits, payments, proceeds, claims or rights of any person is or may become entitled to receive under the Plan, contingently or otherwise, shall be subject, through legal or equitable proceedings or otherwise, to any claim of any creditor of any such person prior to actual receipt thereof by such person, nor shall any such person have any right to assign, anticipate, transfer or encumber any of the benefits, payments, proceeds, claims or rights he may expect to receive, contingently or otherwise, under this Plan, and any such attempted assignment, anticipation, transfer or encumbrance shall be wholly and absolutely void. An alternate payee under a qualified domestic relations order ("QDRO") may receive a distribution pursuant to the QDRO at any time, irrespective of whether the Participant has attained his earliest retirement age under the Plan, as defined in Code Section 414(p), provided the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution.

                                  SECTION XVI

                              ASSOCIATED COMPANIES

         16.1 Adoption of Plan. Any Affiliate which the Board shall designate an "Associated Company" and declare eligible to adopt and participate in the Plan may adopt and become a party to this Plan and the Trust Agreement provided for herein subject to and upon such terms and conditions as the Board may prescribe, including, without limitation, conditions as to:

                   (a) the instruments to be executed and delivered by such Associated Company to the Trustee and to the Company;

                   (b) the extent to which the Company shall act as agent or representative of such Associated Company under the Plan; and

                   (c) authorization to the Company to act for such Associated Company and its employees who are Participants under the Plan.

The Plan shall be effective with respect to each adopting Associated Company and its Employees on such date as shall be approved by the Board and specified in the instruments executed by such Associated Company adopting the Plan.

                   Upon adoption of the Plan by an Associated Company in accordance with the provisions of this Section 16.1, such Associated Company and its Employees shall thereupon be governed and bound by all the terms and provisions of the Plan, subject to the terms and conditions upon which such Associated Company adopted the Plan, and, so long as such Associated Company shall continue its participation in the Plan, it shall be an Employer hereunder.

         16.2 Withdrawal from Plan. Any Employer (other than the Company) shall have the right to withdraw from the Plan effective at the end of any calendar month by giving at least 60 days' prior





                                     XVI-1
written notice to the Company and the Trustee. Upon any such withdrawal, the Trustee shall value the assets of the trust fund of the Trust as though such withdrawal date were a Valuation Date and the Current Balances of all the Participant Accounts shall be calculated as provided in Section X. The Trustee shall then set apart that portion of such trust fund which, as certified by the Committee, is attributable to the Participant Accounts of the Participants who are employees of such withdrawing Employer, plus any contributions of such Employer not previously allocated to such Participants' Accounts. That portion of the trust fund of the Trust so set apart shall continue to be held by the Trustee in trust under the terms and provisions of the Trust Agreement as though such withdrawing Employer had entered into such Trust Agreement with the Trustee as its own separate trust agreement, and such Employer shall be deemed to have thereupon adopted the Plan as its own separate plan and shall have and may exercise all of the rights, powers and authorities of the Company under the Plan and Trust Agreement.

                   Upon withdrawal of an Associated Company from the Plan, it shall cease to be an Employer under this Plan and shall not be eligible to again adopt and participate in this Plan unless it is again designated an "Associated Company" pursuant to Section 16.1.

         16.3 Termination of Employer Participation by Company. The Company may, in its absolute discretion, terminate the participation of any other Employer in the Plan effective at the end of any calendar month by giving at least 60 days' prior written notice to such Employer, the Committee and the Trustee. Any such termination of participation of an Employer shall have the same effect as a voluntary withdrawal by such Employer pursuant to Section 16.2, and the procedures set forth in and the provisions of such section shall be applicable.





                                     XVI-2

                                  SECTION XVII

                           AMENDMENT AND TERMINATION

         17.1 Right to Amend or Terminate. It is the intention of the Company by its adoption hereof to create a permanent thrift plan and to continue to make contributions hereunder indefinitely; nevertheless

                   (a) the Company, by action of the Board, reserves and shall have the right at any time and from time to time to discontinue or terminate the Employers' liability to make contributions hereunder or to reduce or suspend such contributions for a fixed, indeterminate or temporary period of time;

                   (b) the Company, by action of the Board, reserves and shall have the right to amend the Plan (including any Trust Agreement which forms a part hereof) in whole or in part at any time and from time to time and also has authorized and empowered the Committee to amend Attachment A of the Plan as provided in Section 8.1; provided, however, no such amendment or change shall adversely affect the Company's indemnification of the members of the Committee under
         Section III; and

                   (c) the Company, by action of the Board, reserves and shall have the right to terminate the Plan in its entirety at any time, and such action by the Company shall be binding upon all Employers and their employees.

                   In addition, the Committee shall be authorized and empowered to make any amendments to the Plan of a ministerial nature or which may be required to maintain the qualified status of the Plan under the Code; provided, however, the Committee shall not be authorized to make any amendment that would change the





                                     XVII-1

Employers' contribution obligations or significantly increase the administrative costs of the Plan or Trust.

                   Written notice of any such action by the Company shall be given to the Committee, the Trustee and the Participants affected thereby, specifying the effective date thereof, and any such action shall be evidenced by an instrument in writing, duly executed by the Company and shall be filed with the Committee and the Trustee. Each amendment of the Plan by the Company shall be binding on each other Employer. Amendments by the Committee shall be similarly effectuated. Any amendment of the Plan may be made effective retroactively if it would be beneficial to the Participants to do so or such amendment is necessary or advisable in order to comply with the provisions of the Code or any rulings or regulations issued thereunder pertaining to employee profit sharing, stock bonus or ESOP plans and trusts.

         17.2 Restrictions on Amendment. The rights of the Employers and the Company under Section 17.1 are specifically subject to the restrictions contained in this Section 17.2. No amendment, change or modification shall be made in the Plan (including any Trust Agreement which forms a part hereof) which will adversely change the vesting schedule with respect to any Participant who has three or more years of service, or eliminate any "protected benefit", other than as may be permitted by regulations, or which will give any Employer any rights in funds contributed to the Trust or in any assets of the Trust or which will, without its consent, increase the duties or liabilities of the Trustee.

         17.3 Effect of Dissolution or Merger. This Plan shall automatically terminate as to an Employer upon the legal dissolution of such Employer, upon the making of a general assignment for the benefit of its creditors, or upon expiration or forfeiture of its corporate charter. It shall likewise terminate





                                     XVII-2
as to an Employer upon the merger, consolidation or reorganization of such Employer with any other corporation(s) or other business organization(s) unless such Employer is a surviving corporation or such other corporation(s) or business organization(s) shall, by instrument in writing filed with the Committee and the Trustee prior to the effective date of such merger, consolidation or reorganization, assume the obligations of such Employer hereunder. Written notice of any such automatic termination shall be given to the Trustee by the Committee.

         17.4 Effect of Merger, Consolidation or Transfer Of Assets. If this Plan is merged or consolidated with any other plan, or its assets or liabilities are transferred to any other plan, each Participant shall be entitled to a benefit immediately after the merger, consolidation or transfer at least equal to the benefit he would have received if he had been entitled to a benefit immediately preceding the merger, consolidation or transfer and the Plan had then terminated.

         17.5 Expiration of Trust Term. If this Plan shall not have theretofore been terminated under the provisions hereof, it shall finally terminate upon expiration of the Trust term.

         17.6 Distribution Upon Termination of Plan. As of the date of termination of this Plan (other than by reason of the payment and distribution of all funds held in the Trust), the trust fund of the Trust shall be revalued as if such date were a Valuation Date and the Current Balances of all Accounts shall be calculated in accordance with Section X. Upon termination of the Plan, and prior to making any distributions from the Plan in connection therewith, the Company shall notify the appropriate District Director of the Internal Revenue Service that the Plan has been terminated and shall obtain a ruling from such District Director as to the effect of such termination. The Committee shall then instruct the





                                     XVII-3

Trustee, after all obligations to and incurred by it have been paid and allocated to the Participant's Accounts as provided by the Trust Agreement, to distribute to each Participant, or his beneficiary or beneficiaries, the full amount then standing to the credit of his Accounts, such distribution to be made in accordance with Section XIV, and subject to the consent requirements of
Section XIII, unless regulations provide otherwise.

         17.7 Consent for Alternate Forms of Benefit. Notwithstanding anything in the Plan to the contrary, any Plan provision that restricts or denies a Participant through the withholding of consent or the exercise of discretion by some person(s) other than the Participant of an "alternate form of benefit" is null and void. An "alternate form of benefit" encompasses the forms of benefit which provide that (a) a Participant's benefits may be paid in more than one form or (b) payment of a particular form of benefit may commence at some earlier or later than normal date for the commencement of such benefit.





                                     XVII-4

                                 SECTION XVIII

                                TOP-HEAVY RULES

         18.1 Top-Heavy Provisions. The following provisions are to be applied to determine if the Plan is top-heavy within the meaning of Code
Section 416 and the consequences if it is so determined. Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Code Section 416(g)) the accrued benefit of an Employee other than a key employee (within the meaning of Code Section 416(i)(1)) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Code Section 411(b)(1)(C).

         18.2      Determination of Whether the Plan is Top-Heavy.

         (a) Top-Heavy Ratio. The Plan shall be top-heavy for a Plan Year if the current balance of the Accounts under the Plan for "key employees" (as defined below), excluding the Accounts of a Participant who is not a key employee in the year of determination but was in a prior year, exceeds 60% of the current balance of the Accounts of all Participants as of a Determination Date. The "top-heavy ratio" shall be determined in accordance with Code
Section 416(g). In determining the current balance under the Plan, all distributions made during the Plan Year of the determination plus the four preceding Plan Years shall be included. However, the accounts of any Participant who has performed no services for the Employer during the five-year test period shall be disregarded.

         (b) Plans to be Aggregated. For purposes of determining whether the Plan is top-heavy, plans of the Employers and





                                    XVIII-1

Affiliates in which a key employee participates and each other plan of the Employers and Affiliates which enables any such plan to meet the requirements of Code Sections 401(a)(4) or 410 shall be aggregated in determining whether the Plan and such plan(s) are top-heavy (the Required Aggregation Group). However, the Employer may treat any other plan as part of such group if such group would continue to meet the requirements of Code Sections 401(a)(4) and 410 (the Permissive Aggregation Group).

         (c) Key Employees. A key employee is any Employee or former Employee Participant (or Beneficiary thereof) in an Employer plan who, at any time during the Plan Year or any of the four preceding Plan Years, is (i) an officer of the Employer having annual compensation from the Employer for a Plan Year greater than 50% of the dollar limitation in effect under Code Section 415(b)(1)(A) for the calendar year in which such Plan Year ends, (ii) one of the 10 employees owning both the largest interests in the Employer and a greater than 1/2% interest and receiving compensation from the Employer greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends, (iii) a 5% owner of the Employer, or (iv) a 1% owner of the Employer receiving annual compensation of more than $150,000 from the Employer. The number of officers who are key employees shall be limited as provided in Code Section 416(i)(1). An Employee who is not a key employee shall be a non-key employee.

         (d) Determination Date. The Determination Date shall be the last day of the preceding Plan Year.

         18.3      If the Plan is Top-Heavy.

         (a) Minimum Contribution. For each year the Plan is top-heavy, each Employee in the Eligible Class shall receive an Employer contribution equal to the greater of (i) his Employer matching contribution for that Plan Year under the Plan, or (ii) a





                                    XVIII-2
top-heavy contribution equal to the lesser of (A) 3% of the Participant's compensation, or (B) the percentage at which Employer matching contributions are made for the key employee with the highest percentage. If the highest rate allocated to a key employee for a year in which the Plan is top-heavy is less than 3%, amounts contributed as a result of a salary reduction agreement must be included in determining contributions made on behalf of key employees. Further, in the event the Participant also participates in a defined benefit plan of the Employer or an Affiliate that is top-heavy, the Participant shall receive the minimum top-heavy contribution provided above and shall not accrue the minimum top-heavy benefit required under such other plan. For purposes of this Section XVIII, the term "compensation" shall mean the compensation stated on the employee's Form W-2 for the calendar year in which the Plan Year ends.

         18.4 Super Top-Heavy Provision. In determining whether the Plan is super top-heavy for any Plan Year, the rules above shall apply with the following exceptions:

                            1. In determining the super top-heavy ratio, 90% shall be substituted for 60%, and

                            2. In computing the denominators of the defined benefit and defined contributions fractions under Code Section 415(e), a factor of 1.0 shall be used instead of 1.25.





                                    XVIII-3

                                  SECTION XIX

                            ANTIDISCRIMINATION TESTS

         19.1      Special Definitions.

                            (a)     Family Member.  An individual included in
the following group: an Employee's or former Employee's spouse, lineal ascendants or descendants, or the spouses of such lineal ascendants or descendants.

                            (b)     Highly Compensated Participant.  The term
Highly Compensated Participant includes Highly Compensated active employees and Highly Compensated former employees. Highly Compensated Participants shall be determined separately with respect to the group of Highly Compensated active employees and Highly Compensated former employees who are not members or former members of a collective bargaining unit(s) for which participation in the Plan is or was the subject of collective bargaining and the group of such active and former employees who are members or former members of such a collective bargaining unit(s).

                            A Highly Compensated active employee includes any
employee who performs service for an Employer during the determination year and who, during the look-back year: (l) received Total Compensation from an Employer in excess of $75,000 (as adjusted pursuant to Code Section 415(d));
(ii) received Total Compensation from an Employer in excess of $50,000 (as adjusted pursuant to Code Section 415(d)) and was a member of the top-paid group for such year; or (iii) was an officer of an Employer and received Total Compensation during such year that is greater than 50% of the dollar limitation in effect under Code Section 415(b)(1)(A). Highly Compensated Participant also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-





                                     XIX-1
back year" and the Employee is one of the 100 Employees who received the most Total Compensation from the Affiliates during the determination year; and (ii) Employees who are five percent owners at any time during the look-back year or determination year.

                            If no officer has satisfied the Total Compensation
requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Participant.

                            For this purpose, the determination year shall be
the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year, or, if elected by the Committee, the same Plan Year as the determination year.

                            A Highly Compensated former employee includes any
Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for an Employer during the determination year, and was a Highly Compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

                            If an Employee is, during a determination year or
look-back year, a Family Member of either a five percent owner who is an active or former Employee or a Highly Compensated Participant who is one of the 10 most Highly Compensated Participants ranked on the basis of Total Compensation paid by Affiliates during such year, then the Family Member and the five percent owner or top-ten highly compensated employee shall be aggregated. In such case, the Family Member and five percent owner or top-ten highly compensated employee shall be treated as a single employee receiving Total Compensation and Plan contributions or benefits equal to the sum of such Total Compensation and contributions or benefits of the Family Member and five percent owner or top-ten highly compensated employee.





                                     XIX-2

                            The determination of who is a Highly Compensated
Participant, including the determination of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

                            (c) Non-Highly Compensated Participant.  Any
Participant or former Participant who is neither a Highly Compensated Participant nor a Family Member of a Highly Compensated Participant.
Non-Highly Compensated Participants shall be determined separately with respect to Participants and former participants who are not members or former members of a collective bargaining unit(s) for which participation in the Plan is or was the subject of collective bargaining and the group of such Participants and former participants [insert not legible].

                            (d) Total Compensation.  For purposes of this
Section XIX, Total Compensation shall mean, for any Plan Year, one of the following: (1) the Code Section 415(d)(2) amount, i.e., compensation shall include only the following: (i) the Employee's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountable plan (as described in Code Section 1.62-2(c)), (ii) amounts described in Code Sections 104(a)(3), 105(a), and 105(h), but only to the extent that these amounts are includable in the gross income of the Employee,
(iii)





                                     XIX-3
amounts paid or reimbursed by the employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code Section 217, (iv) the value of a non-qualified stock option granted to an Employee by an Employer, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted; and (v) the amount includable in the gross income of an Employee upon making the election described in Code Section 83(b); (2) the Code
Section 415(d)(11)(i) amount, i.e., wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by his Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d) and 6051(a)(3). This definition of compensation may be modified to exclude amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee under Code Section 217. Compensation under Code Section 415(d)(11)(i) must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2); (3) the Code Section 415(d)(11)(ii) amount, i.e., wages within the meaning of Code Section 3401(a) (for purposes of income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2); or (4) any other safe harbor definition under Code





                                     XIX-4

Section 414(s). Whichever definition of Total Compensation is selected by the Committee as being applicable for that period of determination must be used consistently for all Employees for all purposes that refer to Code Section 414(s), e.g., for Code Section 401(a)(4) purposes, and whichever definition is applicable shall also include all elective contributions made by an Employer on behalf of its Employees that are not includable in gross income under Code Sections 125, 402(a)(8) and 402(h).

         19.2      401(k) Contributions.

                            (a) A Participant's 401(k) Contributions made shall
not exceed $9,240 for the taxable year of the Participant. This dollar limitation shall be adjusted annually as provided in Code Section 415(d) pursuant to Regulations. The adjusted limitation shall be effective as of January 1 of each calendar year.

                            (b) In the event that the dollar limitation
provided for in Section 19.2(a) is exceeded, the Committee shall direct the Trustee to distribute such excess amount, and any income (or loss) allocable to such amount (as provided in (d) below), to the Participant not later than the first April 15 following the close of the Participant's taxable year.

                            (c) In the event that a Participant is also a
participant in (1) another qualified cash or deferred arrangement (as defined in Code Section 401(k)), (2) a simplified employee pension (as defined in Code
Section 408(k)), or (3) a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)) and the elective deferrals, as defined in Code
Section 402(g)(3), made under such other arrangement(s) and this Plan cumulatively exceed $9,240 (or such amount adjusted annually as provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the





                                     XIX-5

Committee in writing of such excess and request that his 401(k) contribution under this Plan be reduced by an amount specified by the Participant. Such amount shall then be distributed in the same manner as provided in Section 19.2(b).

                            (d) The income (or loss) allocable to returnable
contributions shall equal the sum of the allocable gain or loss for the Plan Year. Income includes all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stocks, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

                            The income (or loss) allocable to returnable
contributions for the Plan Year is determined by multiplying the income (or loss) for the Plan Year allocable to employee contributions, matching contributions, and amounts treated as matching contributions (whichever is applicable) by a fraction. The numerator of the fraction is the amount of returnable contributions made on behalf of the Employee for the Plan Year. The denominator of the fraction is the total account balance of the Employee attributable to employee contributions, matching contributions and amounts treated as matching contributions as to the end of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year.

         19.3      Actual Deferral Percentage.

                            For purposes of this Section XIX, "Actual Deferral
Percentage" means, with respect to the Highly Compensated Participant groups and the Non-Highly Compensated Participant groups for a Plan Year, the average of the ratios, calculated separately for each Participant in each such group, of the amount of 401(k) contributions allocated to each Participant's 401(k)





                                     XIX-6

Account (unreduced by distributions made pursuant to Sections 19.2(b) and 19.2(d) for such Plan Year), to such Participant's Total Compensation for such Plan Year. For the purpose of determining the "Actual Deferral Percentage" of a Highly Compensated Participant, the 401(k) Contributions and compensation of such Highly Compensated Participant shall include the 401(k) Contributions and Total Compensation of Family Members, and such affected Family Members shall be disregarded in determining the "Actual Deferral Percentage" for the affected Non-Highly Compensated Participant group.

         19.4      Actual Deferral Percentage Test.

                            (a) Maximum Annual Allocation:  For each Plan Year,
the annual allocation derived from 401(k) contributions to the Highly Compensated Participants' 401(k) Accounts shall satisfy one of the following tests:

                            (1) The "Actual Deferral Percentage" for each respective Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the related Non-Highly Compensated Participant group multiplied by 1.25, or

                            (2)     The excess of the "Actual Deferral
         Percentage" for each respective Highly Compensated Participant group over the "Actual Deferral Percentage" for the related Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by two. However, this alternative limitation test cannot be used to satisfy both the Actual Deferral Percentage test and the Average Contribution Percentage Test of Section 19.6 for the same Plan Year for the non-collectively bargaining groups, except as may





                                     XIX-7
         otherwise be provided by the Regulations. The alternative limitation test shall not be applicable to the collectively-bargaining groups.

                            (b) For the purposes of Sections 19.4(a) and 19.5,
a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a salary deferral election, whether or not such salary deferral election was made.

                            (c) For the purposes of this Section XIX, if two or
more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one arrangement.

                            (d) For the purposes of this Section XIX, if a
Highly Compensated Participant is a member under two or more cash or deferred arrangements of an Affiliate, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the deferral percentage with respect to such Highly Compensated Participant.

         19.5      Adjustments as a Result of Actual Deferral Percentage Test.

                            In the event that the initial allocations of the
401(k) Contributions made pursuant to the Plan do not satisfy one of the tests set forth in Section 19.4(a), the Committee shall adjust the 401(k) Contributions of the Highly Compensated Participants pursuant to one of the options set forth below:

                            (a) On or before the 15th day of the third month
following the end of each Plan Year, but in no event later than the close of the following Plan Year, each Highly Compensated Participant, beginning with the Participant having the highest "Actual Deferral Percentage", shall have his portion of excess





                                     XIX-8

401(k) Contributions (and any income allocable to such portion as provided in (d) of Section 19.2) distributed to him until one of the tests set forth in
Section 19.4(a) is satisfied. However, to the extent provided by regulations, each affected Highly Compensated Participant shall first be given the election to treat such excess 401(k) Contribution as an after-tax Participant contribution, subject to the limitations of Section 19.6, and if elected, the excess amount (and any income allocable thereto as provided above) shall be deemed to be a Participant contribution and allocated to the Participant's After-Tax Contribution Account as a subaccount, but such subaccount shall be subject to the same restrictions on withdrawals and distributions as are applicable to 401(k) Contributions, but may not be withdrawn due to a financial hardship; or

                            (b) The Employer may make a qualified matching
contribution to one or more nondiscriminatory classes of Participants as necessary to satisfy one of the tests set forth in Section 19.4(a).

         19.6      Maximum Average Contribution Percentage.

                            (a) The "Average Contribution Percentage" for the
non-collectively bargaining Highly Compensated Participant group shall not exceed the greater of:
                                    (1)     125% of such percentage for the
                            related Non-Highly Compensated Participant group;
                            or

                                    (2)     the lesser of 200% of such
                            percentage for the related Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus two percentage points, or such lesser amount determined pursuant to Regulations to prevent the multiple use of this





                                     XIX-9
                            alternative limitation with respect to any Highly Compensated Participant.

                            (b) For the purposes of this Section XIX, "Average
Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

                            (1) the sum of the matching Employer Matching Cash Contributions and Participant After-Tax Contributions contributed under the Plan on behalf of each such Participant for such Plan Year to

                            (2) the Participant's Total Compensation for such Plan Year.

                            (c) The "Average Contribution Percentage" for a
Highly Compensated Participant shall be determined by including Employer Matching Cash Contributions (other than Qualified Matching Contributions) and Participant After-Tax Contributions and Total Compensation of Family Members and such Family Members shall be disregarded in determining the "Average Contribution Percentage" of Non-Highly Compensated Participants.

                            (d) If two or more plans of the Employer to which
matching contributions, Employee contributions, or elective deferrals are made are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of this Section 19.6. In addition, if a Highly Compensated Participant participates in two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) which are maintained by the Employer to which such contributions are made, all such contributions shall be aggregated for purposes of this Section 19.6.





                                     XIX-10

                            (e) For purposes of Section 19.6(a) and 19.7, a
Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer Matching Cash Contributions and Participant After-Tax Contributions allocated to his Accounts for the Plan Year.

                            (f) The "Average Contribution Percentage" test
shall not be applicable to the collectively-bargaining groups of Highly Compensated Participants and Non-Highly Compensated Participants [not legible].

         19.7      Adjustments for Excessive Contribution Percentage.

                            (a) In the event that the "Average Contribution
Percentage" for the Highly Compensated Participant group exceeds the "Average Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 19.6(a), the Committee (on or before the 15th day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant group the amount of "Excess Aggregate Contributions" (and any income allocable to such contributions as provided in Section 19.2(d); provided, however, a matching contribution may be distributed only if such contribution is an excess aggregate contribution. It may not be distributed merely because it relates to an excess deferral, an excess contribution or an excess aggregate contribution that is distributed. In such cases, the related matching contribution shall be forfeited notwithstanding anything in the Plan to the contrary. Such distribution shall be made on behalf of the Highly Compensated Participant group in order of their "Average Contribution Percentages", beginning with the highest of such percentages. However, no forfeiture may be allocated to a Highly





                                     XIX-11

Compensated Participant whose contributions are reduced pursuant to this
Section 19.7.

                            (b) For the purposes of this Section 19.7, "Excess
Aggregate Contributions" means, with respect to any Plan Year, the excess of:

                                    (1)     the aggregate amount of
                            contributions determined pursuant to Sections 19.6(b)(1) and 19.6(c) actually made on behalf of the Highly Compensated Participant group for such Plan Year, over

                                    (2)     the maximum amount of such
                            contributions permitted under the limitations of
                            Section 19.6(a).

                            (c) The determination of the amount of "Excess Aggregate Contributions" with respect to any Plan Year shall be made after:

                                    (1)     first determining the excess
                            contributions pursuant to Section 19.2(a), and

                                    (2)     then determining the excess annual
                            allocations pursuant to Section 19.4(a).





                                     XIX-12

                                   SECTION XX

                               GENERAL PROVISIONS

         20.1 Employer's Rights. The Employers rights to discipline, transfer, discharge or terminate the employment of Employees, or to exercise their rights as to incidents and tenure of employment, shall not be impaired or affected in any manner by reason of the existence of the Plan or any action taken under the Plan.

         20.2 Notice of Address. Each Participant and each other person receiving or eligible to receive benefits under the Plan shall file with his Employer notice in writing of his post office address and each change of post office address. Any notice, statement or other communication addressed to any person at his last post office address filed with the Employer, or if no post office address was filed with the Employer by such person, then at the last post office address of the Participant by reason of whose employment such benefit is payable as shown by the Employer's records, shall be binding upon such person for all purposes of the Plan. Neither the Committee, the Employers nor the Trustee shall be required or obligated to search for or ascertain the whereabouts of any person eligible to receive benefits under the Plan.

         20.3 Copies of Plan Available. Copies of the Plan and any and all amendments thereto shall be made available at all reasonable times to all Employees of an Employer at the office of such Employer designated by the Committee.

         20.4 Titles and Heading. The titles to and headings of Sections in the Plan are for convenience and reference only, and, in the event of any conflict, the text of the Plan rather than such titles or headings shall control.

         20.5 Counterparts. This Plan and all amendments thereto may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may be sufficiently evidenced by any one counterpart.

         20.6 Applicable Law. This Plan is created under and shall be governed, construed and administered in accordance with the laws of the State of Kentucky, except to the extent preempted by ERISA.

         20.7 Unclaimed Benefits. Any benefit payable to or on behalf of a Participant or Beneficiary which is not claimed after reasonable efforts to locate such person have been made shall be forfeited and used to reduce future Company contributions to be made to the Plan. If the Participant or his Beneficiary subsequently presents a valid claim for benefits to the Committee, the Company shall cause such forfeited benefit to be restored, unadjusted for interim Trust fund gains or losses, from current forfeitures or additional Company contributions to the Plan.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to affix its name hereto on this _____ day of ___________, 1995, effective for all purposes as provided herein.

ATTEST:                                     TEXAS GAS TRANSMISSION
                                              CORPORATION


_________________________________           By:_____________________________
                     SECRETARY              Name:___________________________
                                            Title:__________________________

                                  ATTACHMENT A

                             TEXAS GAS THRIFT PLAN




I.       Investment Funds

                 Fund A:  Retirement Government Money Market
                 Fund B:  Company Stock Fund
                 Fund C:  Puritan Fund
                 Fund D:  Magellan Fund
                 Fund E:  Fixed Income Fund
                 Fund F:  Contrafund
                 Fund G:  OTC Portfolio
                 Fund H:  Overseas Portfolio
                 Fund I:  Asset Manager
                 Fund J:  Asset Manager-Growth
                 Fund K:  Asset Manager-Income


II.      Fund Transfer Restrictions

                 No direct transfers from Fund E to Fund A may be made and any transfers from Fund E to any of the other Funds may not be retransferred from such Fund(s) to Fund A within 90 days of the date of such initial transfer from Fund E. Subject to the above, transactions into and out of a fund shall be effectuated daily, with the exception that transactions into and out of Fund B shall be effectuated one per week.

III.     Default Election

                 If a Participant fails to timely give an investment direction to the Trustee with respect to his Accounts, his Accounts shall be invested in Fund A until the Trustee receives a proper investment direction from the Participant.

IV.      Temporary Freeze on New Investments in Fund B

                 During the period from the close of business on December 16, 1994, until the consummation of the Merger, as defined in the Agreement and Plan of Merger dated as of December 12, 1994, by and among The Williams Companies, Inc. ("Williams"), WC Acquisition Corp. and the Company (the "Merger Agreement"), or the termination of the Merger Agreement without the consummation of the Merger, no transfers from other investment funds into the Company Stock Fund will be permitted and new contributions made directly to the Company Stock Fund will be temporarily invested in Option A, but fully and separately accounted for under the Company Stock Fund pending the consummation of the Merger. Upon the consummation of the Merger, the Company Stock Fund will become a fund invested in common stock of Williams.

                                  ATTACHMENT B
                             TEXAS GAS THRIFT PLAN
                            AFFILIATE PLAN TRANSFERS


A.       Transfers from the Transco Energy Company Thrift Plan ("TEC Plan")

                 Notwithstanding anything in the Plan to the contrary, with respect to any Participant whose accounts under the TEC Plan are spun-off from the TEC Plan and merged into the Plan, excluding any direct rollover within the meaning of Code Section 401(a)(31), the following special provisions shall be applicable:

                 1. The Participant must file a proper investment election for his transferred TEC Plan accounts; provided, however, any investment fund that is identical under the Plan and the TEC Plan may be transferred "in-kind" to the extent permitted by the plans' recordkeeper or trustee.

                 2. Absent a timely investment election, the transferred accounts (other than a Company Match-Stock Account) shall be invested pursuant to the default provisions of Attachment A.





                                      A-3